THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

THUMZUP MEDIA CORPORATION

A Nevada Corporation

December 23, 2022

SECURITIES OFFERED	:	2,000,000 Shares of Common Stock, plus up to 400,000 shares issuable a Bonus Shares (the “Bonus Shares”)

PRICE PER SHARE	:	$4.50

MAXIMUM OFFERING AMOUNT	:	$9,000,000.00

MINIMUM OFFERING AMOUNT	:	None

MINIMUM INVESTMENT	:	$1,000.00

CONTACT INFORMATION	:	Thumzup Media Corporation
		11845 W Olympic Blvd, Suite 1100W #13
		Los Angeles, CA 90064
		(310) 237-2887

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

Thumzup Media Corporation (the “Company” or “Thumzup®” or the “Issuer”) is a Nevada corporation, formed on October 27, 2020, by filing Articles of Incorporation with the Secretary of the State of Nevada. (see Exhibit 2 “Articles of Incorporation and Other Corporate Documents”).

The Company is offering (the “Offering”) by means of this offering circular (the “Offering Circular”) Company equity in the form of Common Stock denominated in shares (the “Shares”) on a “best-efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. (See “Investor Suitability” below.) The Company will offer Shares through the Investor Portal on the Company’s website, https://www.thumzupmedia.com/invest (the “Platform”), and through Dalmore Group, LLC, a FINRA-registered broker-dealer.

The minimum investment amount per investor is $1,000.00 representing two hundred, twenty-three (223) Shares at $4.50 per Share. The Company is run by a board of directors, comprised of a total of up to 5 directors (the “Board” collectively, “Director” when referring to a single director). As of the date of this Offering Circular, the Company has two Directors sitting on the Board. The day-to-day management and investment decisions of the Company are vested in the Board and in the Officers. The Company intends to use the Proceeds from this Offering (the “Proceeds”) to expand sales to new advertisers (“Advertisers”), expand acquiring new creators (“Creators”), and improve and further develop the technology.

Sales of the Shares pursuant to the Offering will commence immediately upon qualification of the Offering by the SEC (the “Effective Date”) and will terminate at the discretion of the Board or twelve (12) months following the Effective Date, whichever is earlier. The Company has set the maximum offering amount at $9,000,000 (“Maximum Offering Amount”). The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment. However, the Maximum Proceeds from this Offering shall not exceed $75,000,000.00 in any twelve (12) month period in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier II” or “Tier II”). The Company intends to offer the Shares described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(F). Further, the acceptance of Investor subscriptions may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. (See “Terms of the Offering” below.)

The Company stock is presently quoted on the Over-The-Counter Venture Market exchange (OTCQB) under the symbol “TZUP”. The Offering price of the Shares offered through this Offering is arbitrary and does not bear any relationship to the value of the assets of the Company.

Investors who purchase Shares will become shareholders of the Company (“Investors” or “Shareholders” subject to the terms of the Articles of Incorporation and Bylaws of the Company (see Exhibits 2A and 2B, respectively) once the Company deposits the Investor’s investment into the Company’s main operating account. There are no selling shareholders in this Offering.

The Directors and Officers may receive compensation from the Company as Directors, and / or employees. (See “Risk Factors”, “Compensation of Directors and Officers” below.) Investing in the Shares is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase the Shares only if they can afford a complete loss of their investment. (See “Risk Factors” below starting on Page 5)

As of the date of this Offering Circular, the Company has engaged Pacific Stock Transfer as transfer agent for this Offering.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Shares immediately upon qualification of the Offering by the SEC. The Company approximates sales will commence during Q4 of 2022.

	Price to Public*		Commissions**	Proceeds to the Issuer***		Proceeds to Other Persons
Amount to be Raised per Share	$4.50		$0.32	$4.18		Not Applicable
Minimum Investment Amount	$1,000.00		$70.00	$930.00		Not Applicable
Minimum Offering Amount	Not Applicable		Not Applicable	Not Applicable		Not Applicable
Maximum Offering Amount	$10,800,000.00	(2)	$630,000.00	$10,170,000.00	(2)	Not Applicable

(1)	The Company is offering up to 2,000,000 shares of Common Stock for purchase by investors in this offering, plus up to 400,000 additional shares of Common Stock, or 20% of the shares of Common Stock offered, eligible to be issued as Bonus Shares to investors based upon investment level, see “Plan of Distribution.”
(2)	Total Maximum Price to Public and Proceeds to Issuer includes $9,000,000, the value of Common Stock assuming $4.50 per share, and includes $1,800,000, the value of the Bonus Shares assuming $4.50 per share; provided, however, we shall not receive such Bonus amounts because Investors are not paying the purchase price for such Bonus Shares.

*The Offering price per Share for Investors was arbitrarily determined by the Board.

** The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

The Company may pay up to 6% in additional commissions to registered broker-dealers.

***Net Deployable Proceeds to the Company only reflect an approximation of the Proceeds.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Company Articles of Incorporation and Bylaws, copies of which are attached hereto as Exhibits 2A and 2B and should be carefully read in their entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and these documents, the Articles of Incorporation and Bylaws shall prevail and control, and no Investor should rely on any reference herein to the Articles of Incorporation and Bylaws without consulting the actual underlying documents.

COMPANY INFORMATION AND BUSINESS	Thumzup Media Corporation is a Nevada corporation. The principal place of business is located at 11845 W Olympic Blvd, Suite 1100W #13, Los Angeles, CA 90064

MANAGEMENT	The Company is managed by a Board of Directors. The Board is authorized to hold up to (5) Directors. At this time the Company is operating with two (2) sitting Directors. The Company has one (1) Officer. See “Directors, Officers, and Significant Employees” below.

THE OFFERING	The Company is selling equity in the form of Shares of Common Stock through this Offering of up to $9,000,000. The Company will use the Proceeds of this Offering to expand sales to new Advertisers, acquire new Creators, and improve and further develop the technology. See “Use of Proceeds” below.

SECURITIES BEING OFFERED

The Shares are being offered at a purchase price of $4.50 per Share. The Minimum Investment Amount for any Investor is $1,000.00.

For a complete summary of the rights granted to holders of Common Stock see “Description of the Securities” below.

COMPENSATION TO DIRECTORS

The Company currently pays one of its Directors $1,000.00 per calendar quarter. The Company’s Chief Executive Officer is paid $5,000.00 per month for his service as an officer, but does not earn any additional compensation for his service as a director. For more information see “Compensation of the Directors and Officers” section below.

The Director, Officers, and employees of the Company will not be compensated through commissions for the sale of the Shares through this Offering.

PRIOR EXPERIENCE OF COMPANY MANAGEMENT	The Directors and Officers have extensive experience in vital aspects of the Company’s business. See “Directors, Officers, and Significant Employees” below.

1

INVESTOR SUITABILITY STANDARDS

The Shares will not be sold to any person unless they are a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” as described in the next section.

Each person acquiring Shares may be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute the securities.

Each prospective purchaser of Shares may be required to furnish such information or certification as the Company may require determining whether any person or entity purchasing Shares is an Accredited Investor if such is claimed by the Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Shares. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Shares cannot be more than 10% of the greater of the purchaser’s (1) annual income or net worth if purchaser is a natural person; or (2) revenue or net assets for the purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review 251(d)(2)(i)(C) of Regulation A before purchasing the Shares.

COMMISSIONS FOR SELLING Shares

The Shares will be offered and sold directly by the Company, the Board, the Officers, and Company’s employees. No commissions for selling the Shares will be paid to the Company, the Board, the Officers, or the Company’s employees.

7% of the offering proceeds shall be payable to broker-dealers in connection with this offering. The Company has engaged Dalmore to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. 6% shall be reserved for future broker-dealers that become a part of this offering.

SELLING SECURITYHOLDERS	There will be no selling Shareholders in this Offering. See “Plan of Distribution” and “Selling Shareholders” below.

COMPANY EXPENSES	Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the Offering, the operation of the Company, including, but not limited to, the annual tax preparation of the Company’s tax returns, any state and federal income tax due, accounting fees, filing fees, and independent audit reports.

NO ASSURANCE OF LISTING ON NATIONAL EXCHANGE	As further described in the “Risk Factors” section below, the Company may never meet the listing criteria of a national exchange, and Investors could be left holding illiquid securities.

2

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Shares of the Company pursuant to the Securities Purchase Agreement, attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Shares to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Shares pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Shares, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Shares less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Shares are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Shares does not represent more than 10% of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

3

The Shares are offered hereby and sold to Investors that meet one of the two categories above. To qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions

1) An Accredited Investor, in the context of a natural person, includes anyone who

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year or

(ii) Has a net worth over $1 million, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million;

(iv) Any director or executive officer, or Fund of the issuer of the securities being sold, or any director, executive officer, or Fund of a Fund of that issuer;

(v) Any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; or

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above.

4

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. prospective Investors should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company and Its Business

In addition to the other information in this Offering Circular, prospective Investors should carefully consider the following factors in evaluating the Company and its business. This Offering Circular contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, some of which are beyond the Company’s control. Should one or more of these risks and uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Offering Circular, including the documents incorporated by reference.

There are risks associated with investing in businesses such as the Company that are primarily engaged in research and development. In addition to risks which could apply to any company or business, a prospective Investor should also consider the business the Company is in and the following:

Source and Need for Capital

The Company is a recently formed company with an unproven business plan, has not yet established profitable operations and has generated minimal revenue The Company has principally funded its operations through the sale of senior secured convertible promissory notes in the aggregate principal amount of $215,000 (all of which have been converted into either common or preferred stock), the sale of Common Stock yielding gross proceeds of approximately $1,853,500, and the sale of 19,781 shares of Series A Preferred for aggregate proceeds of approximately $890,000. As the Company moves forward in developing its technology and commercializing the Thumzup mobile application (the “Thumzup® App” or “App”), or as it responds to potential opportunities and/or adverse events, the Company’s working capital needs may change. Pending its ability to generate adequate cash flow, as to which no assurance can be given, the Company likely will continue to incur significant losses in the foreseeable future for various reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events. As a result, the Company will require additional funding to sustain its ongoing operations and to continue its research and development activities. The Company cannot assure that its available funds will be sufficient to meet its anticipated needs for working capital and capital expenditures through any period of twelve months.

5

The Company’s ability to generate positive cash flow will be dependent upon its ability to recruit and retain Advertisers and Creators. The Company can give no assurances it will generate sufficient cash flows in the future to satisfy its liquidity requirements or sustain continuing operations, or that additional funding, if required, will be available when needed or, if available, on favorable terms.

History of Operating Losses

The Company was formed in October 2020 and has not yet established profitable operations and has generated nominal revenue. From January 1, 2021 through December 31, 2021, the Company incurred $857,255 in net losses primarily due to $716,524 in software research and development expenses, $102,698 in general and administrative expenses, and $17,486 in interest expense. From January 1, 2022 through September 30, 2022, the Company has incurred $792,445 in net losses primarily due to $412,477 in software research and development expenses, $243,979 in general and administrative expenses, and $8,886 in interest expense.

The Company expects to continue to incur losses from operations and negative cash flows, which raise substantial doubt about its ability to continue as a “going concern.”

The Company anticipates incurring additional losses until such time, if ever, it can obtain adequate Advertiser support and acceptance by Creators. Substantial additional financing will be needed to fund the Company’s development, marketing and sales activities and generally to commercialize its technology and develop brand support and Creator acceptance. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will seek to obtain additional capital through the issuance of debt or equity financings or other arrangements to fund operations; however, there can be no assurance it will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of Common Stock. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to Shareholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in the Company’s ability to raise capital, the Company believes that there is substantial doubt as to its ability to continue as a going concern.

The Company’s independent registered public accounting firm’s reports have raised substantial doubt as to its ability to continue as a “going concern.”

The Company’s independent registered public accounting firm indicated in its reports on the audited financial statements as of and for the periods October 27, 2020 through December 31, 2020, and January 1, 2021 through December 31, 2021, that there is substantial doubt about the Company’s ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming the business will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if the Company does not continue as a going concern. Therefore, prospective Investors should not rely on the Company balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation. The presence of the going concern note to the Company’s financial statements may have an adverse impact on the relationships the Company is developing and plan to develop with third parties as it continues the commercialization of its products and could make it challenging and difficult for the Company to raise additional financing, all of which could have a material adverse impact on the business and prospects and result in a significant or complete loss of an investment.

6

There is no assurance that the Company will ever be profitable or that debt or equity financing will be available to it in the amounts, on terms, and at times deemed acceptable to the Company, if at all. The issuance of additional equity securities by the Company would result in a significant dilution in the equity interests of its Shareholders. Obtaining commercial loans, assuming those loans would be available, would increase the Company’s liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable to it, the Company may be unable to continue the business, as planned, and as a result may be required to scale back or cease operations, the results of which would be that Shareholders would lose some or all of their investment. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The continuing COVID-19 pandemic may have a significant negative impact on the Company’s business, sales, results of operations and financial condition.

The COVID-19 pandemic continues to adversely affect the United States of America and the world, including in the primary regions in which the Company plans to operate. Additionally, the Company’s liquidity could be negatively impacted if these conditions continue for a significant period of time. Capital and credit markets have been disrupted by the crisis and the Company’s ability to obtain any required financing is not guaranteed and largely dependent upon evolving market conditions and other factors. Depending on the continued impact of the crisis, further actions may be required to improve the Company’s cash position and capital structure.

The extent to which the COVID-19 outbreak could ultimately impact the Company’s business, sales, results of operations and financial condition, will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has fully subsided, the Company may continue to experience significant impacts to its business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

The Company may not generate sufficient cash flows to cover its operating expenses.

As noted previously, the Company has incurred operating losses since inception and expects to continue to incur losses as a result of expenses related to research and continued development of its technology, marketing expense, corporate general and administrative expenses and interest on the senior secured convertible promissory notes. The Company’s limited capital resources and operations to date have been substantially funded through issuance of $215,000 in senior secured convertible promissory notes (in November 2020) and the Company’s subsequent issuances during 2021 of 1,007,836 shares of Common Stock at $1.00 per share and 30,000 shares at $0.001 par value for gross proceeds of $1,149,500, and during 2022 of 275,834 shares of Common Stock at $1.50 and $3.00 per share and 2,000 shares at $0.001 for gross proceeds of $704,000.

7

As of December 31, 2021, the Company had accumulated deficit of $862,942, cash and cash equivalents of approximately $424,445, and Shareholders’ equity of $179,845. As of September 30, 2022, the Company had total Shareholders’ equity of $1,194,436, accumulated deficit of $1,655,388, cash and cash equivalents of approximately $1,099,761. Although the Company has, as of September 30, 2022, cash on hand of $1,099,761 there is no assurance that these funds will prove adequate beyond twelve months.

In the event that the Company is unable to generate sufficient cash from its operating activities or raise additional funds, it may be required to delay, reduce or severely curtail its operations or otherwise impede the Company’s on-going business efforts, which could have a material adverse effect on its business, operating results, financial condition and long-term prospects.

Security breaches and other disruptions could compromise the Company’s information and expose it to liability, which would cause its business and reputation to suffer.

In the ordinary course of the Company’s business, it may collect and store sensitive data, including intellectual property, proprietary business information, proprietary business information of its customers, including, credit card and payment information, and personally identifiable information of customers and employees. The secure processing, maintenance, and transmission of this information is critical to the Company’s operations and business strategy. As such, the Company is subject to federal, state, provincial and foreign laws regarding privacy and protection of data. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and the Company’s agreements with certain customers require it to notify them in the event of a security incident. Evolving regulations regarding personal data and personal information, in the European Union and elsewhere, including, but not limited to, the General Data Protection Regulation (GDPR), and the California Consumer Privacy Act of 2018, especially relating to classification of IP addresses, machine identification, location data and other information, may limit or inhibit the Company’s ability to operate or expand its business. Such laws and regulations require or may require the Company or its customers to implement privacy and security policies, permit consumers to access, correct or delete personal information stored or maintained by the Company or its customers, inform individuals of security incidents that affect their personal information, and, in some cases, obtain consent to use personal information for specified purposes.

The Company intends to take reasonable steps to protect the security, integrity and confidentiality of the information it collects, uses, stores, and discloses, and it takes steps to strengthen its security protocols and infrastructure, however, the Company’s information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. The Company also could be negatively impacted by software bugs or other technical malfunctions, as well as employee error or malfeasance. Advanced cyber-attacks can be multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of the Company’s operations, damage to its reputation, a loss of confidence in the Company’s business, early termination of its contracts and other business losses, indemnification of its customers, liability for stolen assets or information, increased cybersecurity protection and insurance costs, financial penalties, litigation, regulatory investigations and other significant liabilities, any of which could materially harm and adversely affect the Company’s business, revenues, and competitive position.

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The Company is dependent on third parties to, among other things, maintain its servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.

The Company depends on third-party service providers, suppliers, and licensors to supply some of the services, hardware, software, and operational support necessary to provide some of its products and services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services the Company desires in the future. If demand exceeds these vendors’ capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services the Company needs in a timely manner, at its specifications and at reasonable prices, the Company’s ability to provide some products and services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay its ability to serve its users. These events could materially and adversely affect the Company’s ability to retain and attract users, and have a material negative impact on its operations, business, financial results, and financial condition.

Because the Company does not intend to pay any cash dividends on its Shares of Common Stock in the near future, Shareholders will not be able to receive a return on their Shares unless and until they sell them.

The Company intends to retain a significant portion of any future earnings to finance the development, operation and expansion of its business. The Company does not anticipate paying any cash dividends on its Common Stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of the Company Board of Directors, and will depend upon, among other things, the results of operations, cash flows, and financial condition, operating and capital requirements, and other factors as its Board of Directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless the Board of Directors determines to pay dividends, Shareholders will be required to look to appreciation of the Company’s Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

The Company is dependent on key personnel.

The Company’s continued success will depend, to a significant extent, on the services of its Directors, executive management team, and key personnel. If one or more of these individuals were to leave, there is no guarantee the Company could replace them with qualified individuals in a timely or economically satisfactory manner or at all. The loss or unavailability of any or all of these individuals could harm the Company’s ability to execute its business plan, maintain important business relationships and complete certain product development initiatives, which would have a material adverse effect on its business, results of operations and financial conditions.

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The Company may not be able to successfully execute the business plan.

The Company is raising significant amounts of capital in order to scale its operations. This will allow the Company to expand its operations and continue to build out its business model. There is no guarantee that the Company will be able to achieve or sustain the foregoing within the anticipated timeframe, or at all – even though the Company’s Directors and Officers are industry professionals. The Company may exceed the budget, encounter obstacles in development activities, or be hindered or delayed in implementing the Company’s plans, any of which could imperil the Company’s ability to execute its business plan.

The Company is a new company with a brief operating history, no revenue and an untested business plan which may not be accepted in the markets in which it intends to operate.

The Company was formed in Nevada in October 2020 and will encounter difficulties, including unforeseen difficulties as an early-stage, pre-revenue company in establishing the credibility of its brand and service.

The Company will incur net losses in the foreseeable future if it is unable to anticipate market trends and match its service offerings to market patterns. The Company’s business strategy is unproven, and it may not be successful in addressing early-stage challenges, such as establishing the Company’s position in the market and developing effective marketing of its Thumzup® App. To implement its business plan, the Company will be required to obtain additional financing but cannot guaranty that such additional financing will be available.

The Company’s prospects must be considered highly speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business with an unproven business plan, specifically the risks inherent in developmental stage companies seeking to have mobile app users with limited number social media followers endorse products or services at a level that Advertisers will seek to fund and support. The Company expects to continue to incur significant operating and capital expenditures and, as a result, it expects significant net losses in the future. The Company cannot assure that it will be able to achieve positive cash flow operations or, if achieved, that positive cash can be maintained for any significant period, or at all.

Although the Company believes that its business strategy addresses an underserved but significant niche of market segment utilizing important Creators or consumers whom it defines as “micro-influencers,” the Company may not be successful in the implementation of its business strategy or its business strategy may not be successful, either of which will impede the Company’s development and growth. The Company’s business strategy involves attracting a large number of Creators who are active in social media and who are willing to make recommendations over the Thumzup® App with Advertisers who find the Company’s service cost effective in generating sales and market support. The Company’s ability to implement this business strategy is dependent on its ability to:

●	predict concerns of Advertisers;

●	identify and engage Advertisers;

●	convince a large number of end users to adopt the Thumzup® App;

●	establish brand recognition and customer loyalty; and

●	manage growth in administrative overhead costs during the initiation of the Company’s business efforts.

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The Company does not know whether it will be able to successfully implement its business strategy or whether the Company’s business strategy will ultimately be successful. In assessing the Company’s ability to meet these challenges, a potential Investor should consider the Company’s lack of operating history and brand recognition, its focus on nano-influencer Creators, management’s relative inexperience, the competitive conditions existing in its industry and general economic conditions and consumer discretionary spending habits. The Company’s growth is largely dependent on its ability to successfully implement its business strategy. The Company’s revenue may be adversely affected if it fails to implement its business strategy or if the Company diverts resources to a business strategy that ultimately proves unsuccessful.

The Company has not yet established brand identity and customer loyalty.

The Company believes that establishing and maintaining brand identity and brand loyalty is critical to attracting and retaining active users to the Thumzup® App program. In order to attract Thumzup® App Creators to the Company’s program quarter over quarter, the Company may need to spend substantial funds to create and maintain brand recognition among Thumzup® App users. If the Company’s branding efforts are not successful, its ability to earn revenues and sustain its operations will be materially impaired.

Promotion and enhancement of the Thumzup® App will also depend on the Company’s success in consistently providing high-quality, ease-of-use, fun-to-share products or recommended services to the Company’s App users. Since the Company relies on technology partners to provide portions of the service to its customers, if the Company’s suppliers do not send accurate and timely data, or if its customers do not perceive the products it offers as attractive or superior, the value of the Thumzup® brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of Thumzup® to one or more of these groups, which could harm the Company’s business, results of operations and financial condition.

The Company cannot assure prospective Investors that the Thumzup® App will be accepted.

Anticipation of demand and market acceptance of service offerings are subject to a high level of uncertainty and challenges to implementation. The success of the Company’s service offerings primarily depends on the interest of Creators joining its service, as to which it cannot assure to prospective Investors. In general, achieving market acceptance for the Company’s services will require substantial marketing efforts and the expenditure of significant funds, the availability of which the Company cannot be assured, to create awareness and demand among customers. The Company has limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, no assurance can be given as to the acceptance of the Thumzup® App services or the Company’s ability to generate the revenues necessary to remain in business.

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A better financed competitor may enter the marketplace, cause the Company’s market share or acceptance rates to plummet and adversely affect its ability to sustain viable operations.

While platforms are in operation for professional or large-scale influencers, to the Company’s knowledge no other company is currently offering Advertisers a scalable platform to activate everyday end-user micro-influencers who do not possess a large legion of followers. The success of the Company’s service offerings primarily depends on the interest of Creators and Advertisers joining its service, as opposed to a similar service offered by a competitor catering to celebrities or other large-scale influencers. If a direct competitor having greater human and cash resources enters the market targeting micro-influencers, the Company’s achieving market acceptance for the Thumzup® App may require additional marketing efforts and the expenditure of significant funds to create awareness and demand among customers. The Company has limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, the Company may be unable to compete, its operations may suffer, and it may suffer greater losses.

Although the Company may own various intellectual property rights, these rights may not provide it with any competitive advantage.

The Company uses “Thumzup®” as a brand name, however it cannot assure prospective Investors that the services it sells, or that its brand name will not infringe on the intellectual property rights of others, or that the Company’s assertions of intellectual property rights will be enforceable or provide protection against competitive products or otherwise be commercially valuable. Moreover, enforcement of intellectual property rights typically requires time-consuming and costly litigation, and the Company cannot assure that others will not independently develop substantially similar products.

The Company’s future financial results are uncertain and its operating results may fluctuate, due to, among other things, consumer trends, the impact of COVID on advertising budgets and App user activity, competition, and changing social media behaviors.

As a result of the Company’s lack of operating history, it is unable to forecast market penetration or anticipated revenue and it has little historical financial data upon which to base planned operating expenses. The Company bases its current and future expense levels on its operating plans and estimates of future expenses. The Company’s expenses are dependent in large part upon expenses associated with its proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out its respective services. Sales and operating results are difficult to forecast because they will depend on the growth of the Company’s customer base, changes in customer demands based on consumer trends, the degree of utilization of its advertising services as well as the mix of products and services sold by its Advertisers.

As a result, the Company may be unable to make accurate financial forecasts and adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause the Company’s net losses in a given quarter to be greater than expected and could further cause continuing greater losses quarter over quarter.

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The Company’s ability to succeed will depend on the ability of its management to control costs.

The Company has used reasonable commercial efforts to assess and predict costs and expenses based on the and restricted cash experience of its management. However, the Company has a limited operating history upon which to base predictions. Implementing its business plan may require more employees, equipment, supplies or other expenditure items than the Company has predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than its estimates, which could result in sustained losses.

The Company’s Officers and Directors do not devote full time to the affairs of the Company and could allocate their time and attention to other business ventures which may not benefit the Company.

The Company’s Officers and Directors may engage in other activities. Although there are none known to the Company, the potential for conflicts of interest exists among the Officers, Directors, and affiliated persons for future business opportunities that may not be presented to the Company. The Company’s Officers and Directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. The Company’s Officers and Directors however believe that the business will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct its business.

The Company’s Officers, Directors, and employees are entitled to receive compensation, payments and reimbursements, regardless of whether it operates at a profit or a loss.

While the Company’s Officers and founders currently receive no salaries, consulting fees, loans or payment of any kind, they may in the future. Any compensation received by the Officers, management personnel, and Directors, and for the Company’s founders will be determined from time to time by the Board of Directors. The Company’s Officers, Directors and management personnel will be reimbursed for any out-of-pocket expenses incurred on their behalf.

Combination or “layering” of multiple risk factors may significantly increase the risk of loss on the Shares.

Although the various risks discussed in this Offering Circular are generally described separately, prospective Investors should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an Investor may be significantly increased. In considering the potential effects of layered risks, an Investor should carefully review the descriptions of the Offering and the Shares.

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Our business is sensitive to consumer spending, inflation and economic conditions.

Consumer purchases of discretionary retail items and restaurants may be adversely affected by national and regional economic, market and other conditions such as employment levels, salary and wage levels, the availability of consumer credit, inflation, high interest rates, high tax rates, high fuel prices, the threat of a pandemic or other health crisis (such as COVID-19) and consumer confidence with respect to current and future economic, market and other conditions. Consumer purchases may decline during recessionary periods or at other times when unemployment is higher or disposable income is lower. These risks may be exacerbated for retailers such as our Advertisers. Consumer willingness to make discretionary purchases may decline, may stall or may be slow to increase due to national and regional economic conditions. Our financial performance is particularly susceptible to economic and other conditions in regions or states where we have a significant presence. There remains considerable uncertainty and volatility in the national and global economy. Further or future slowdowns or disruptions in the economy, market and other conditions could adversely affect mall traffic and new mall and shopping center development and could materially and adversely affect us and our business strategy. We may not be able to sustain or increase our current net sales if there is a decline in consumer spending.

A deterioration of economic conditions and future recessionary periods may exacerbate the other risks faced by our business, including those risks we encounter as we attempt to execute our business plans. Such risks could be exacerbated individually or collectively.

Russia’s Invasion of Ukraine may negatively impact our business.

On February 24, 2022, Russia launched an invasion of Ukraine which has resulted in increased volatility in various financial markets and across various sectors. The United States and other countries, along with certain international organizations, have imposed economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to the invasion. The extent and duration of the military action, resulting sanctions and future market disruptions in the region are impossible to predict. Moreover, the ongoing effects of the hostilities and sanctions may not be limited to Russia and Russian companies and may spill over to and negatively impact other regional and global economic markets of the world, including Europe and the United States. The ongoing military action along with the potential for a wider or nuclear conflict could further increase financial market volatility and cause negative effects on regional and global economic markets, industries, and companies. It is not currently possible to determine the severity of any potential adverse impact of this event on the financial condition of any of the Company’s securities, or more broadly, upon the global economy.

Several of our outsourced developers are based in Pakistan and our product development could be impacted by conflict in the Middle East.

Pakistan’s economy is heavily dependent on exports and subject to high interest rates, economic volatility, inflation, currency devaluations, high unemployment rates and high level of debt and public spending. There is also the possibility of nationalization, expropriation or confiscatory taxation, security market restrictions, political changes, government regulation, a conflict with India, or diplomatic developments (including war or terrorist attacks), which could affect adversely the economy of Pakistan or the ability of the Company to continue developing its platform. As an emerging country, Pakistan’s economy is susceptible to economic, political and social instability; unanticipated economic, political or social developments could impact economic growth. Pakistan is also subject to natural disaster risk. In addition, recent political instability and protests in the Middle East have caused significant disruptions to many industries. Pakistan has recently seen elevated levels of ethnic and religious conflict, in some cases resulting in violence or acts of terrorism. Continued political and social unrest in these areas may negatively affect the Company.

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We rely on third-party internal and outsourced software to run our critical development and information systems. As a result, any sudden loss, disruption or unexpected costs to maintain these systems could significantly increase our operational expense and disrupt the management of our business operations.

We rely on third-party software to run our critical development and information systems. We also depend on our software vendors to provide long-term software maintenance support for our information systems. Software vendors may decide to discontinue further development, integration or long-term software maintenance support for our information systems, in which case we may need to abandon one or more of our current information systems and migrate some or all of our development and information systems, thus increasing our operational expense as well as disrupting the management of our business operations.

Cyber security breaches of our systems and information technology could adversely impact our ability to operate.

We need to protect our own internal trade secrets, work product for our clients, and other business confidential information from disclosure. We face the threat to our computer systems of unauthorized access, computer hackers, computer viruses, malicious code, organized cyber-attacks and other security problems and system disruptions, including possible unauthorized access to our and our clients’ proprietary or classified information.

We rely on industry-accepted security measures and technology to maintain securely all confidential and proprietary information on our information systems. We have devoted and will continue to devote significant resources to the security of our computer systems, but they are still vulnerable to these threats. A user who circumvents security measures can misappropriate confidential or proprietary information, including information regarding us, our personnel and/or our clients, or cause interruptions or malfunctions in operations. Our industry has not been immune from organized cyber-attacks from persons seeking a ransom as a condition of releasing access to the firm’s computer systems. As a result, we can be required to expend significant resources to protect against the threat of these system disruptions and security breaches or to alleviate problems caused by these disruptions and breaches. Any of these events can damage our reputation and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to the Common Stock and this Offering

There can be no assurance that our Common Stock will ever be approved for listing on a national securities exchange. Failure to develop or maintain an active trading market could negatively affect the value of our Common Stock and make it difficult or impossible for investors to sell their shares in a timely manner.

There is currently very limited trading of our Common Stock, and an active trading market may never develop. Our Common Stock is quoted on the OTCQB tier of the OTC Markets. The OTCQB tier of the OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. While we remain determined to work towards getting our securities listed on a national exchange, there can be no assurance that this will occur. As a result, we may never develop an active trading market for our securities which may limit our investors’ ability to liquidate their investments.

The Offering price of the Company’s Shares was not established on an independent basis; the actual value of an investment may be substantially less than what Investor pays for the securities.

The Company’s Board of Directors established the Offering price of the Company’s Shares on an arbitrary basis. The selling price of the Shares bears no relationship to the book or asset values or to any other established criteria for valuing Shares. Because the Offering price is not based upon any independent valuation, the Offering price may not be indicative of the proceeds that an Investor would receive upon liquidation. Further, the Offering price may be significantly more than the price at which the Shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

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Investors will experience immediate and substantial dilution as a result of this Offering and may experience additional dilution in the future.

Investors will incur immediate and substantial dilution as a result of this Offering. Assuming all of the Shares of Common Stock offered by the Company herein are sold and the maximum number of bonus shares issued, the purchasers in this Offering will lose a 80.69% portion of the value of their Shares purchased. See “Dilution” in this Offering Circular for a more detailed discussion of the dilution an Investor will incur by purchasing the Company’s Common Stock in the Offering.

Management will have broad discretion as to the use of the Proceeds from this Offering and may not use the Proceeds effectively.

The Company’s management will have broad discretion in the application of the net Proceeds from this Offering and could spend the Proceeds in ways that may not improve the Company’s results of operations or enhance the value of its Common Stock. The Company’s failure to apply these funds effectively could have a material adverse effect on the business and cause the price of the Common Stock to decline.

The Company is controlled by its Chairman/Board of Directors, Chief Executive Officer, President, and additional Officers of the Company.

The Company is reliant on the Directors and Officers for key operations. Upon a successful Offering where the Maximum Offering Amount is raised, an Investor in this Offering will not own a majority of the Company’s voting stock. Investors in this Offering will not have a majority of voting Shares and therefore will not have the have the ability to control a vote of the Shareholders without consensus from the Directors, Officers, or other Common Stock Shareholders. The Board, therefore, has complete control as to the direction of the Company. There is a disproportionate reliance on the Directors and Officers for the operation of the Company, and therefore a risk that the direction of the Company may change if the Board or Officers are unable to perform their duties as Directors and Officers.

The Company’s Common Stock price may be volatile, which could result in substantial losses to Investors and litigation.

In addition to changes to market prices based on the Company’s results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for the Common Stock may change for a variety of other reasons, not necessarily related to the Company’s actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Company’s Common Stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of the Common Stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in the same industry;

●	strategic actions by the Company or its competitors, such as acquisitions or restructurings;

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●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by competitors;

●	the public’s reaction to Company press releases, other public announcements, and filings with the Securities and Exchange Commission;

●	lack of securities analyst coverage or speculation in the press or investment community about the Company or market opportunities in the social media marketing industry;

●	changes in government policies in the United States and, as the Company’s international business increases, in other foreign countries;

●	changes in earnings estimates or recommendations by securities or research analysts who track the Company’s Common Stock or failure of the Company’s actual results of operations to meet those expectations;

●	market and industry perception of the Company’s success, or lack thereof, in pursuing its growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving the Company, its services or its products;

●	arrival and departure of key personnel;

●	sales of Common Stock by the Company, its investors or members of its management team; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of the Company’s Common Stock and could seriously harm the market price of the Common Stock, regardless of the Company’s operating performance. This may prevent an Investor from being able to sell its Shares at or above the price the Investor paid for its Shares of Common Stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, shareholders often institute securities class action litigation against that company. The Company’s involvement in any class action suit or other legal proceeding could divert its senior management’s attention and could adversely affect the Company’s business, financial condition, results of operations and prospects.

The sale or availability for sale of substantial amounts of the Company’s Common Stock could adversely affect the market price of the Common Stock.

Sales of substantial amounts of Shares of the Company’s Common Stock after the completion of the Offering, or the perception that these sales could occur, could adversely affect the market price of the Common Stock and could impair the Company’s future ability to raise capital through Common Stock offerings. Following this Offering, the Company’s Officers and Directors will still beneficially own, collectively, a substantial percentage of the outstanding Common Stock. If one or more of them were to sell a substantial portion of the Shares they hold, it could cause the Company’s stock price to decline.

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The Company is controlled by a small group of existing Shareholders, whose interests may differ from other Shareholders. The Company’s Officers and Directors will significantly influence its activities, and their interests may differ from an Investor’s interests as a Shareholder.

Following this Offering, the Company’s Officers and Directors will still beneficially own, collectively, a substantial percentage of the outstanding Common Stock. Accordingly, these Shareholders have had, and will continue to have, significant influence in determining the outcome of any corporate transaction or any other matter submitted for approval to the Company’s Shareholders, including mergers, consolidations and the sale of assets, Director elections and other significant corporate actions. They will also have significant influence in preventing or causing a change in control of the Company. In addition, without the consent of these Shareholders, the Company could be prevented from entering into transactions that could be beneficial to it. The interests of these Shareholders may differ from an Investor’s interests as a Shareholder, and they may act in a manner that advances their best interests and not necessarily those of other Shareholders.

The Company is an “emerging growth company” under the JOBS Act and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s Common Stock less attractive to investors.

The Company is an “emerging growth company,” as defined in the JOBS Act, and it expects to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, (i) being required to present only two years of audited financial statements and related financial disclosure, (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (iii) extended transition periods for complying with new or revised accounting standards, (iv) reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and (v) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company has taken, and in the future may take, advantage of these exemptions until such time that it is no longer an “emerging growth company. As a result, the Company’s financial statements may not be comparable to companies that comply with public company effective dates. The Company cannot predict if investors will find its Common Stock less attractive because it relies on these exemptions. If some investors find the Company’s Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and the price of the Common Stock may be more volatile.

The Company will remain an “emerging growth company” for up to five years, although it will lose that status sooner if its annual revenues exceed $1.07 billion, if it issues more than $1 billion in non-convertible debt in a three-year period, or if the market value of the Common Stock that is held by non-affiliates exceeds $700 million as of any June 30.

We are offering Bonus Shares to some investors in this offering, which effectively gives them a discount on their investment.

Certain investors in this offering who invest more than $10,000, $50,000, $100,000, or $250,000, are entitled to receive Bonus Shares as a specific percentage of the amount of their investment. The Bonus Shares effectively gives such investors in this offering a discount on their investment. Therefore, the value of shares of investors who invest less than $10,000 will be immediately diluted by investments made by investors entitled to receive the Bonus Shares, who will effectively pay a lower price per share.

The Company’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

The Company is subject to the periodic reporting requirements of the Exchange Act, and will be required to maintain disclosure controls and procedures that are designed to reasonably assure that information required to be disclosed by the Company in reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the SEC, and that such information is accumulated and communicated to management to allow timely decisions regarding required disclosure.

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As a public company, the Company is also required to maintain internal control over financial reporting and to report any material weaknesses in those internal controls. Such internal controls are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The Company identified three material weaknesses in its internal control over financial reporting at December 31, 2020. The material weaknesses related to (i) lack of proper segregation of duties across significant accounting cycles, (ii) lack of effective information technology security policies and control over access to key systems, and (iii) lack of precision in the design of internal control over financial reporting. Although the Company made efforts to remediate these issues, these efforts may not be sufficient to avoid similar material weaknesses in the future. Designing and implementing internal controls over financial reporting will be time consuming, costly and complicated as the Company is a small organization with limited management resources.

If the material weaknesses in the Company’s internal controls are not fully remediated or if additional material weaknesses are identified, those material weaknesses could cause the Company to fail to meet its future reporting obligations, reduce the market’s confidence in its financial statements, harm the stock price and subject the Company to sanctions or investigations by the SEC or other regulatory authorities. In addition, the Company’s Common Stock may not be able to remain quoted on OTCQB or any other securities quotation service or exchange.

For as long as the Company is an “emerging growth company,” as defined in the JOBS Act, or a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, the Company’s auditors will not be required to attest as to its internal control over financial reporting. If the Company continues to identify material weaknesses in its internal control over financial reporting, are unable to comply with the requirements of Section 404 in a timely manner, are unable to assert that its internal control over financial reporting is effective or, once required, the Company’s independent registered public accounting firm is unable to attest that its internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of its financial reports and the market price of the Company’s Common Stock could decrease. The Company could also become subject to stockholder or other third-party litigation as well as investigations by the securities exchange on which the Company’s securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources and could result in fines, trading suspensions or other remedies.

If equity research analysts do not publish research or reports about the Company, or if they issue unfavorable commentary or downgrade its Common Stock, the market price of its Common Stock will likely decline.

The trading market for the Company’s Common Stock will rely in part on the research and reports that equity research analysts, over whom it has no control, publish about the Company and its business. The Company may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of the Company, the market price for its Common Stock could decline. In the event the Company obtains securities or industry analyst coverage, the market price of the Common Stock could decline if one or more equity analysts downgrade the Common Stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about the Company or its business.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Shares, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the United States Internal Revenue Service (“IRS”) Code (the “Code”), current, temporary and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Shareholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Shareholder’s particular circumstances or to Shareholders subject to special rules, including, without limitation:

●	a broker-dealer or a dealer in securities or currencies;

●	an S corporation;

●	a bank, thrift or other financial institution;

●	a regulated investment company or a real estate investment trust;

●	an insurance company

●	a tax-exempt organization;

●	a person subject to the alternative minimum tax provisions of the Code;

●	a person holding the Shares as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

●	a partnership or other pass-through entity;

●	a person deemed to sell the Shares under the constructive sale provisions of the Code;

●	a U.S. person whose “functional currency” is not the U.S. dollar; or

●	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Shares in this offering for cash and that hold the Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

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If an entity treated as a partnership for U.S. federal income tax purposes holds the Shares, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If Investor is an owner of an entity treated as a partnership for U.S. federal income tax purposes, Investor should consult their tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Shares.

The Company has not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Shares or that any such position would not be sustained.

THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. Holders

Interest

A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Shares in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Shares

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a Share equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefore (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. holder’s adjusted tax basis in the Share. A U.S. Holder’s adjusted tax basis in a Share (or a portion thereof) generally will be the U.S. Holder’s cost therefore decreased by any payment on the Share other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the Share has been held for more than one year, such capital gain may be subject to reduced federal income tax rates. The deductibility of capital losses is subject to certain limitations.

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Medicare Tax

Certain individuals, trusts and estates are subject to a Medicare tax of 3.8% on the lesser of (i) “net investment income,” or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of Shares, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the Medicare tax on their ownership and disposition of Shares in light of their individual circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives dividends on the Shares or proceeds upon the sale or other disposition of such Shares (including a redemption or retirement of the Shares). Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

●	such holder fails to furnish its taxpayer identification number (“TIN”) which, for an individual is ordinarily his or her social security number;

●	the IRS notifies the payor that such holder furnished an incorrect TIN;

●	in the case of interest payments such holder is notified by the IRS of a failure to properly report payments of interest or dividends;

●	in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding; or

●	such holder does not otherwise establish an exemption from backup withholding.

A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS. Non-U.S. Holders are encouraged to consult their tax advisors.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective Investor, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements (“Other Plans”). This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

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In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

●	will be consistent with applicable fiduciary obligations;

●	will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;

●	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;

●	will impair the liquidity of the Benefit Plan or Other Plan;

●	will result in unrelated business taxable income to the plan; and

●	will provide sufficient liquidity, as there may be only a limited or no market to sell or otherwise dispose of the Company’s Shares.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in the Shares should also consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor (“DOL”) provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

If the underlying assets of the Company were treated by the Department of Labor as “plan assets,” the management of the Company would be treated as fiduciaries with respect to Benefit Plan Shareholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving the Company’s assets and transactions with “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to Benefit Plan Shareholders. If the underlying assets of the Company were treated as “plan assets,” an investment in the Company also might constitute an improper delegation of fiduciary responsibility to the Company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, other fiduciaries of Benefit Plan Shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

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DILUTION

“Dilution” represents the difference between the offering price of the Shares of Common Stock hereby being offered and the net book value per share of Common Stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. Assuming all of the Shares of Common Stock offered by the Company herein are sold and the maximum number off bonus shares are issued, the purchasers in this Offering will lose a 80.69% portion of the value of their Shares purchased.

The Company may issue up to 400,000 shares of Common Stock as Bonus Shares in this offering.  The Bonus Shares will be issued without any additional consideration received by the company. If we issue all Bonus Shares in this offering, the effective cash price per share paid by investors in this offering would be $3.75.

The following table illustrates the dilution to the purchasers of the Common Stock offered in this Offering, assuming the maximum amount of bonus shares will be issued:

	25% sold 500,000 Shares plus 100,000 Bonus Shares	50% sold 1,000,000 Shares plus 200,000 Bonus Shares	75% sold 1,500,000 Shares plus 300,000 Bonus Shares	100% sold 2,000,000 Shares plus 400,000 Bonus Shares
Price Per Share of this Offering	$4.50	$4.50	$4.50	$4.50
Book Value Per Share Before Offering	$0.17	$0.17	$0.17	$0.17
Book Value Per Share After Offering	$0.44	$0.67	$0.86	$1.04
Increase (Decrease) in Book Value Per Share	$0.27	$0.50	$0.70	$0.87
Dilution Per Share to New Investors	$4.23	$4.00	$3.80	$3.63
Dilution Per Share by Percentage	94.04%	88.95%	84.54%	80.69%

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to https://www.thumzupmedia.com/invest to invest. The Company has engaged Dalmore Group, LLC an independent FINRA broker-dealer to assist with the Share sales in exchange for a 1% commission fee on the aggregate sales and up to 6% to other registered broker-dealers. The Offering is conducted on a best-efforts basis. No Commissions or any other renumeration for the Share sales will be provided to the Company, the Directors, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

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The Company will not limit or restrict the sale of the Shares during this 12-month Offering.

The Company stock is presently quoted on the Over-The-Counter Venture Market quotation system (OTCQB) under the symbol TZUP. The Offering price of the Shares offered through this Offering is arbitrary and does not bear any relationship to the value of the assets of the Company.

As of the date of this Offering Circular, the Company has engaged Pacific Stock Transfer as transfer agent for this Offering.

Directors, Officers, and employees of the Company are primarily engaged in the Company’s business of social media marketing, and none of them with the exception of Robert Haag are, or have ever been, brokers nor dealers of securities. Robert Haag was previously a licensed broker, left the brokerage occupation voluntarily and has not been licensed or active since 2001.

The Directors, Officers, and employees will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Directors, Officers, and employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Director, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Director, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Director, Officer, or employee is an associated person of a broker or dealer; (4) the Directors, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Director, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Director, Officer, or employee will participate in selling this Offering after more than twelve months from the date of this Offering Circular.

The Company has engaged Dalmore, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a one-time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.

The Company will also publicly market the Offering using general solicitation through methods that include emails to potential Investors, the internet, social media, and any other means of widespread communication.

The Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website https://www.thumzupmedia.com/invest and via the EDGAR filing system. The following table shows the total discounts and commissions payable to Dalmore Group, LLC and other registered broker-dealers, if they were to be engaged by the Company, in connection with this Offering by the Company:

	Price Per Share	Total Offering
Public Offering Price	$4.50	$9,000,000.00
Dalmore Group, LLC Commissions	$0.32	$630,000.00
Proceeds, Before Expenses	$4.18	$8,270,000.00

After the Offering Statement has been qualified by the Securities and Exchange Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis so not all Investors will receive their Shares on the same date. Investors may subscribe by tendering funds by wire, credit or debit card or ACH transfer to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. Upon closing, funds tendered by investors will be made available to the company for its use.

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The minimum investment in this Offering is $1,000.00 or 223 Shares of Common Stock.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the Investor to the effect that, if the Investor is not an “accredited investor” as defined under securities law, the Investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of their net worth (excluding the Investor’s principal residence).

The Company expects to enter into an Escrow Agreement with North Capital Private Securities Corporation (“North Capital” or the “Escrow Agent”) and Dalmore Group, LLC. Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Shares; escrowed funds may be returned.

North Capital is not participating as an underwriter or placement agent or sales agent of this Offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective Investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of North Capital’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this Offering. All inquiries regarding this Offering or escrow should be made directly to the Company.

For its services, Escrow Agent will receive fees of $500.00 for the set-up of the escrow account, $150.00 per month for maintenance of the escrow account, $10.00 per check (incoming or outgoing), $100.00 for each additional escrow break, $100.00 for each escrow amendment, $50.00 for reprocessing a closing, $25.00 per domestic wire (incoming/outgoing), $45.00 per international wire (incoming/outgoing), $25.00, plus 0.1% on the amount transferred for ACH transfers, $25.00 per reversal/chargeback, and reimbursement for out of pocket expenses.

Investor Perks

The perks available to Investors that subscribe in the amounts set forth below are as follows:

The Company will offer the following perks to subscribers:

●	Subscriptions of $10,000 - $49,999.99 will receive 5% more Shares of Common Stock for their subscription;

●	Subscriptions of $50,000 - $99,999.99 will receive 10% more Shares of Common Stock for their subscription;

●	Subscriptions of $100,000 - $249,999.99 will receive 15% more Shares of Common Stock for their subscription; and

●	Subscriptions of $250,000 or more will receive 20% more Shares of Common Stock for their subscription.

Investors may not combine the different perk levels to increase the amount of bonus shares. These perks available to investors are not to be combined or cumulative.

The Company will absorb the cost of the issuance of the Bonus Shares; to the extent any are issued, it will reduce the Proceeds that the Company receives. The issuance of these Bonus Shares will have a maximum potential dilutive effect of 20% or 400,000 Shares. The Company is of the opinion that these perks alter the sales price and cost basis of the securities in this offering and if the maximum amount of bonus shares are issued, lower the cost basis to $3.75 per share. It is recommended that Investors consult a tax professional to fully understand any tax implications of receiving any perks before investing.

There are no selling shareholders for this Offering.

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USE OF PROCEEDS

	25%	50%	75%	100%
Capital Raise Marketing and Offering Costs	$468,750	$937,500	$1,406,250	$1,875,000
Thumzup® Campaign Sales	$187,500	$375,000	$562,500	$750,000
General and Administrative Expansion	$281,250	$562,500	$843,750	$1,125,000
Software Development	$281,250	$562,500	$843,750	$1,125,000
Research and Development	$93,750	$187,500	$281,250	$375,000
General Working Capital	$468,750	$937,500	$1,406,250	$1,875,000
Product Marketing	$468,750	$937,500	$1,406,250	$1,875,000

Total	$2,250,000	$4,500,000	$6,750,000	$9,000,000

1.	Capital Raise Marketing and Offering Costs - $1,875,000

The Company intends to spend approximately $1,875,000 on Capital Raise Marketing and Offering Costs and Commissions. These funds will be used to advertise to and acquire new Investors. Included in these costs are administrative costs for raising capital, including marketing campaign management and other professional and administrative services derived from the Offering. These costs include marketing of both our capital raise and the outreach to retail Investors and customers. These costs include print, online, video and still photography marketing materials.

2.	Thumzup® Campaign Sales - $750,000

The Company anticipates using approximately $750,000 of the Proceeds to Sales activities. This includes building out teams dedicated to selling the Company’s products and expenses involved in the sales process. This includes sales management and customer resource management (CRM) technology. This includes physical technology and telecommunication such as iPads for salespeople to sign up new customers at their locations.

3.	General and Administrative Expansion - $1,125,000

The Company anticipates using approximately $1,125,000 of the Proceeds to General and Administrative expansion activities. This includes expanding back-office operations to handle increased business and operations, legal, auditing and account costs, and CEO and senior management salaries. This also includes physical office space, insurance, and telecommunications costs.

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4.	Software Development - $1,125,000

The Company anticipates using approximately $1,125,000 of the Proceeds on increasing the software development capacity of the Company. The Company has a plan to develop future features that will help Thumzup® stay one step ahead of the competition. These funds will be used to pay software developers and designers to deliver the features in the Company’s plan; improving the scalability of the platform to assure reliability and speed as the Company adds more Creators and more Advertisers, and enable the ability of Creators and the Company to post video content on the Thumzup® App.

5.	Research and Development - $375,000

The Company anticipates using approximately $375,000 of the Proceeds to Research and Development for continued advancements in the application of our technology, and the application of Company technology to other market sectors. The Company’s intent is to develop proprietary technology to provide Thumzup® with additional competitive advantages.

6.	General Working Capital - $1,875,000

Approximately $1,875,000 of the Proceeds will be used as cash on hand to cover the Company’s short-term expenses, including inventory, payments on short-term debt, and day-to-day expenses. This will help keep the Company operating smoothly and meeting all its financial obligations. This also provides for contingencies and unforeseen opportunities to capture market dominance as opportunities arise.

7.	Product Marketing - $1,875,000

The Company anticipates using approximately $1,875,000 of the Proceeds on marketing to new Advertisers to encourage them to pay for the Thumzup® service and marketing to new Thumzup® Creators to encourage them to use the Thumzup® service to post about the Company’s Advertisers. This may include high profile branding events to get Thumzup® in the news and make Thumzup® a household name, as well as highly targeted digital marketing to potential Advertisers and Thumzup® Creators.

DESCRIPTION OF THE BUSINESS

Corporate History

The Company was incorporated on October 27, 2020, under the laws of the State of Nevada. Its headquarters are located in Los Angeles, CA. The Company has never been the subject of any bankruptcy or receivership. The Company has never engaged in any material reclassification, merger, or consolidation of the Company. The Company has not acquired or disposed of any material amount of assets except in the normal course of business.

In February 2022, the Company was admitted to the Over-The-Counter Venture Market quotation system (OTCQB) under the symbol TZUP.

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Thumzup® Products and Services

The Company operates in a single business segment which is social media marketing. The Thumzup® App works on both iPhone and Android mobile operating systems and connects brands and people who use and love these brands. For the Advertiser, Thumzup® incentivizes real people to become content Creators and post authentic valuable posts on social media about the Advertiser and its products.

The Company seeks to capitalize on industry-wide gig economy and business democratization trends. Immense value and opportunity have been created through the democratization of ride sharing, hospitality, finance and other industries. The Thumzup® tools are designed to facilitate this democratization trend for the consumer and the Advertiser within the online advertising space.

The Company has built the technology to support an influencer and “gig” economy community around its Thumzup® App. This technology and community are designed to generate scalable authentic product posts and recommendations for Advertisers on social media. It is designed to connect Advertisers with individuals who are willing to tell their friends about the Advertisers’ products online and offline.

Social Media Marketing Software Technology

The Thumzup® mobile App enables Creators, to select from brands advertising on the App and get paid to post about the Advertiser on social media. Once the Thumzup® Creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the Creator’s social media accounts. The Advertiser then reviews and approves the post for payment and the Creator can cash out whenever they choose through popular digital payment systems. For the Advertiser, the Thumzup® system enables brands to get real people to promote their products to their friends, rather than displaying banner ads that people are tuning out.

A recent Nielsen report found more than 80% of consumers believe friends and family are the most reliable sources of information about products [1]. According to a Pixlee article, 64% of millennials recommend a product at least once a month [2], and according to a 2019 Morning Consult survey, 86% of Gen Z and millennials would post content for monetary compensation [3].

The average American adult is expected to spend 8 hours and 11 minutes per day using digital media in 2022 according to Insider Intelligence [4]. The amount of daily usage has increased significantly over the past several years, again according to Insider Intelligence [4], and the Company believes such usage will continue to accelerate. The Company empowers businesses that want to interact with these Creators and provides tools and data so they can increase consumer awareness and expand their customer bases.

In the past decade, social media platforms like Instagram, Facebook, Twitter, Pinterest, and TikTok have achieved mass worldwide consumer acceptance and created hundreds of billions of dollars in shareholder value. This worldwide viral growth demonstrates that compelling new social media platforms which present the right combination of experience and value, will attract Creators who will invest significant amounts of time on the platforms.

The Company is an early-stage entity building a new real-time platform to support the gig economy. The Company believes that acceptance of its App and revenue growth can be driven by empowering everyday people to make money by posting about what they find to be enjoyable or attractive on social media. The Company believes that the Thumzup® App is a conduit for Advertisers to connect directly with consumers. The Company will need to secure enough Advertisers to make the App an attractive platform for adoption and scalability, and to ensure that the platform is interesting enough for the Creators to return to on a regular basis. No assurance can be given that the Company will be able to achieve these results.

[1] https://www.insiderintelligence.com/insights/us-time-spent-with-media/

[2] https://venturebeat.com/business/masse-seeks-to-improve-product-recommendations-by-building-a-friends-network/

[3] https://www.pixlee.com/blog/the-50-user-generated-content-stats-you-need-to-know

[4] https://www.cnbc.com/2019/11/08/study-young-people-want-to-be-paid-influencers.html

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The Industry—Influencer Marketing

The Company believes that it is developing a new form of social media marketing that does not currently exist, therefore existing descriptions of market size and penetration are not directly applicable. As Thumzup® matures, the Company believes there will be other competitors in this new market of paying non-professional advocates to tell their friends about products they love on social media at the point-of-sale. The closest existing market that is similar to Thumzup’s market is the rapidly growing subset of online advertising called “influencer marketing.” As social media influencers become more plentiful and proven, advertising spending has increased in this space. Brands are estimated to spend up to $4.62 billion on influencer marketing in 2023 according to a 2021 Insider Intelligence forecast [7]. We believe major. Major brands recognize that having their happy customers post on social media is valuable.

Most existing paid influencer marketing platforms were designed for professional and semi-professional online personalities. Some of these platforms have expanded to accommodate “micro-influencers” – people with 5,000 to 30,000 social media followers. In the Company’s opinion, none of these influencer platforms has entered the public consciousness and found mass adoption.

Recent research conducted by TapInfluence has found that influencer marketing content delivers 11 times higher return on investment than traditional forms of digital marketing [5], and approximately 66% of marketing firms now deploy influencer marketing according to a 2018 Association of National Advertisers survey [6]. A recent Nielsen report found more than 80% of consumers believe friends and family are the most reliable sources of information about products [5]. According to Simplilearn, nano-influencers have an average engagement rate of 8%, more than 4 times that of accounts with more than 1,000,000 followers and further, as an account's audience grows, its engagement rate tends to decrease [8]. There thus appears to be, in the Company’s view, a clear downward correlation between follower sizes and post likes. Around 66% of marketers now use influencers and nearly half of U.S. marketers plan to increase their influencer budgets according to a according to a 2018 Association of National Advertisers survey [6]. According to a Pixlee article, 64% of millennials recommend a product at least once a month [3], and according to a 2019 Morning Consult survey, 86% of Gen Z and millennials would post content for monetary compensation [4].

The Company has designed Thumzup® “from the ground up” to make it easy for brands and service providers to activate people who are not professional influencers but who are passionate about the products, services, or establishments they enjoy or frequent and then are willing to relate those experiences to their friends and other social media followers. The Company has designed the Thumzup App and Advertiser dashboard with Apple-style simplicity and intuitive features to make participation by all individuals seamless with their existing use of social media.

The Company’s first product—Thumzup® App

The Company operates in a single business segment, which is social media marketing. The Company’s mobile iPhone and Android applications called “Thumzup®” connects brands, products, and services to the people who use and love these brands, products, and services. For Advertisers, Thumzup® activates real people to post real product reviews and testimonials on social media with the intention of enhancing brand awareness and reaching targeted consumers more directly and effectively while driving profitable traffic to the Advertisers’ products and services.

[5] https://www.inc.com/bill-carmody/influencer-marketing-delivers-11x-roi-over-all-other-forms-of-digital-media.html

[6] https://www.chiefmarketer.com/majority-marketers-use-influencers-survey/

[7] https://www.insiderintelligence.com/content/analyst-note-new-forecast-us-influencer-marketing-now-3-billion-plus-industry

[8] https://www.simplilearn.com/types-of-influencers-article

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The Company is building an influencer and gig economy community around the Thumzup® mobile App that will generate scalable authentic product posts and recommendations for Advertisers on social media and create a technology platform making person-to-person advertising easy, cost-effective, and scalable. The App and Advertiser dashboard are designed to connect Advertisers with individuals who are willing to promote their products and services online and offline.

Social Media Marketing Software Technology

The Company’s Services

The Thumzup® mobile App enables Creators to select from brands advertising on the App and get paid to post about the Advertiser on social media. Once the Thumzup® Creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the Creator’s social media accounts. The Advertiser then reviews and approves the post for payment and the Creator can cash out whenever they choose through popular digital payment systems. For the Advertiser, the Thumzup® system enables brands to get real people to promote their products and services to their friends, rather than displaying banner ads that social media users are tuning out.

With the Thumzup® App, the Company is targeting and seeking to sign up everyday people and gig economy workers who like specific brands and present them with opportunities to be paid for posting about the brands on social media. The Company believes that its management team has the sales relationships, legal, and technology expertise for its current level of development. The Company will need to add additional staff to rapidly grow the business. All source code, development work, and intellectual property performed under independent development or employment contracts paid for by the Company are assigned to and owned by Thumzup®.

Intellectual Property

The Company owns the copyrights to the source code for the Thumzup® App on the iPhone iOS and Android operating mobile operating systems as used on the majority of mobile phone and tablet devices. The Company also owns the copyrighted source code for the “backend” system that administrates the Thumzup® App, tracks payments and advertising campaigns.

The Thumzup® thumb logo is a registered trademark owned by Thumzup® Media Corporation, Reg. No. 6,842,424, registered Sep. 13, 2022. On April 13, 2021, the Company filed a trademark application ser. No. 90642789 with the U.S. Patent and Trademark Office (“USPTO”) for the word mark THUMZUP, which was granted registration on June 21, 2022, resulting in reg. no. 6764158. Also on April 13, 2021, the Company filed a trademark application ser. No. 90642848 for the Thumzup® logo, featuring a stylized hand with an upwardly extended thumb. Meta Platforms, Inc. (which owns and operates Facebook and Instagram) initially filed opposition to the logo on June 30, 2022. Thumzup® agreed to not use the logo as a reaction to a post and Meta Platforms, Inc. subsequently withdrew their opposition on August 5, 2022 and it was dismissed without prejudice.

Business Model

Advertisers purchase a campaign on the Thumzup® website. Once the Advertiser approves a post for payment, the platform facilitates the payment to Creators a monetary amount per screened post which may range from $1.00 to $1,000.00. The Thumzup® platform enables the Advertiser to screen posts so that the Advertiser only pays for posts that are commercially valuable and rewards Creators for posts that have images and text that represent the Advertiser in a positive manner.

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Per Post Fee. Thumzup® Advertisers are charged a “Per Post Fee.” By way of illustration, an Advertiser that buys 100,000 posts from Thumzup®, to pay out $10 per post to Thumzup® Creators, would purchase the posts for $13.00 each or $1,300,000. The Creators in this illustration would receive a total of $1,000,000 and Thumzup® would retain $300,000 for its services. The Thumzup® platform would facilitate 100,000 posts for the Advertiser from Thumzup® Creators sharing with their friends about their endorsed products on social media.

Value Proposition

The Thumzup® App is designed to generate scalable social media authentic social media content for Advertisers. It is designed to connect Advertisers with individuals who are willing to authentically promote their products online. The Company envisions that many gig economy workers will be ideal candidates to become Creators posting on Thumzup®. Imagine a gig economy driver waiting for their next fare who takes a moment to post about the good experience they had at their lunch spot where they are waiting. Imagine a gig economy worker on a laptop at a coffee shop doing a graphic design project from a gig economy site who takes a moment to post about the coffee shop where they are working on Thumzup®. The Company believes that Thumzup® can readily provide extra income for this existing pool of gig economy workers. The Company believes these gig economy workers will be able to provide quality Thumzup® posts on social media for which Advertisers will be willing to pay.

Regulatory Compliance

The Federal Trade Commission regulates and requires certain disclosures by social media influencers, specifying when disclosure is required, and how the disclosure should be presented. These rules are codified in the Code of Federal Regulations, 16 CFR Part 255. Specifically, the FTC requires that influencers disclose any financial, employment, personal, or family relationship with a brand. Influencers must disclose financial relationships and consideration paid including any money, discounted products or other benefits paid to the influencer. Creators on the Thumzup platform are being paid to post about Thumzup advertisers. Thumzup puts #ad in each post made on its platform to disclose that the creator has been paid to make the post.

The Company does not believe its compliance with existing FTC regulations will have a material effect on capital expenditures, earnings and competitive position of the Company and its subsidiaries, for the current fiscal year and any other material future period.

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Thumzup® App Workflow

For direct-to-consumer (“DTC”) brands, a customer might get a postcard in the box upon receiving a purchase in the mail. A postcard would inform the customer about the opportunity to get cashback by sharing a picture of the purchase with friends on social media. If the Creator takes a picture of the postcard, a link to download the Thumzup® App will appear on the customer’s phone. The illustration to the left and those below are intended as examples only and will not necessarily correlate to a final version or an amount. Actual wording and amounts will depend on agreements with Advertisers, products or brands seeking recommendations and other market factors as may be assessed by management.

For physical stores and restaurants, the Company offers signage to make patrons aware that they can be paid to tell their friends about their positive experience in the store or restaurant.

When Creators open the Thumzup® App on their phones, they will reach a welcome screen which establishes the idea that they can get paid to post about brands, services and places they like with the App.

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The main screen appears after a Creator enters the unique code the Company sent. The main screen enables each Creator to easily select brands, nearby restaurants, and stores that will pay the Thumzup Creator to post to friends and other followers about products and places recommended by the Creator on social media.

The main screen has seven main areas where the Creator can take action. There is a “hamburger” menu in the upper left to access administrative functions and there is a balance due to the Creator displayed on the upper right. Next, going down the screen there is a search bar, a map tool, a left to the right slider to select brands that will pay for posts, and an up and down slider to select locations nearby that will pay to post. The “hamburger” menu in the upper left gives the Creator access to change bank or payment information, to link to social media, and to invite friends. The balance due to the Creator number in the upper right has the total of monies pending and monies due but not yet transferred to the Creator.

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When Creators select a brand or location tile from the main menu, the App enables them to take pictures of their enjoying the product or experience. The App then enables them to customize the caption that will be posted to social media. Once Creators submit the pictures and captions, they get uploaded and displayed on the social media account of those Creators.

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Thumzup® inserts the tag required to disclose that the post is a paid promotion. If the Advertiser, in this case at left, a fictional brand called “Wearclick” has chosen to offer a discount code to the Thumzup Creator’s friends on social media, that discount code gets embedded in the post along with the offer.

When the Creator makes a new post, the post is reviewed by Thumzup on behalf of the Advertiser to assure that it meets community standards, does not include sexually explicit images or text, and that the post reflects the Advertiser in a commercially favorable light. For instance, if images are poorly lit or irrelevant to the brand, Creators may be sent text messages to the Creators giving them this feedback and explaining that the post is not due for payment.

When Creators want to receive the money they have earned they tap on the PayMe! selection on the App menu. The App then pays the Creator via online payment systems, such as Venmo or PayPal, the amount due from all screened posts made by that Creator.

The App enables the Creator to search for brands they like that will pay them to post. This is useful so that Thumzup® Creators can easily discover brands they like to post about. The App pays Creators to post about brands.

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In the Company’s opinion, paid posts from happy customers about how much they like an Advertiser’s goods or services offer attractive, compelling values to both Advertisers and Creators compared to traditional online advertising because those posts should yield higher response rates. To date, the Thumzup Advertisers have paid more than 75 Creators between $5.00 and $10.00 each to post about the Company’s initial Advertisers. This post, for example, received about 40 “likes” from an Instagram Creator who has about 900 followers. That is a 4.4 percent response rate which is about eight times the average response rate of Instagram ads.

The Thumzup® system provides Advertisers with quality control by enabling the Advertiser to review posts to make sure that the posts meet community standards and are commercially useful to the Advertiser. This helps reduce the number of people who may try to game the system to otherwise not use it properly. Thumzup® Creators can opt-in to receive text message from brands. This opt-in opportunity is valuable to Advertiser brands because text messages have higher visibility to potential customers than emails.

The Thumzup® system enables “campaign spend” to be limited by a total dollar amount as determined by the Advertiser. Once the posts that the Advertiser has paid for have been posted and approved for payment, the campaign expires and the Advertiser incurs no additional cost until it chooses to increase the amount. It also enables the Advertiser to limit the number of posts made by an individual Creator by day, week, and month. The Company believes that this feature enables more efficient budgetary control while reducing unintended cost overruns. This feature may eliminate abuse or saturation by Creators who post more than what may be commercially valuable to Advertisers.

Financing Plan

In November 2020, the Company raised an aggregate of $215,000 through issuance of senior secured convertible promissory notes to four holders, which have since been converted and exchanged into shares of Common and Preferred Stock, respectively, and are now retired. From January 1, 2021 through November 7, 2022, the Company has raised an additional $1,880,412 and $940,000 through the sale of its Common and Preferred Stock, respectively, to Accredited Investors in private placements pursuant to section 4(a)(2) of the Securities Act of 1933. These funds have been used to build and beta test the Thumzup® App and to cover operating costs, including other administrative costs and expenses.

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During the year 2021 the Company was pre-revenue and transitioned into beta testing. The Company has generated minimal revenue in 2022 from a limited soft launch in Santa Monica and Venice, CA. The Thumzup® App commercial launch is planned to begin in late 2022, or early 2023 in a geographic region around the West Side of Los Angeles with expansion into other geographic regions planned for 2023 and beyond.

Competition

The Company has competitors in influencer marketing software companies as GRIN, #paid, CreatorIQ, Mavrck, Popular Pays, Tribe Dynamics, AspireIQ, Influenster, Traackr, and Hivency. All of the above-named competitor influencer marketing software is focused on influencers who see themselves as professional influencers. To the best of the Company’s knowledge, these competitors are not building platforms designed to turn social media creators into micro-influencers in the manner that the Company seeks to accomplish. Rep is also an app that connects brands with influencers who are interesting in promoting brands. Rep’s app is different from Thumzup® because it is targeting people who consider themselves influencers.

The Company does not currently know of another business that is seeking to build a community of everyday people and empowering them to post about brands that they love.

Nevertheless, the influencer marketing industry segments are rapidly evolving and competitive and the Company expects competition to intensify in the future with the emergence of new technologies and market entrants. The Company’s competitors may enjoy competitive advantages, such as greater name recognition, longer operating histories, substantially greater market share, established marketing relationships with, and access to, large existing advertisers and user bases, and substantially greater financial, technical and other resources. These competitors may use these advantages to offer apps or other products similar to the Company’s at a lower price, develop different products to compete with the Company’s current solutions and respond more quickly and effectively than the Company does to new or changing opportunities, technologies, standards or client requirements particularly across different cities and geographical regions. Certain competitors could also use strong or dominant positions in one or more markets to gain competitive advantage against the Company in markets in which it operates in the future. The Company believes its ability to compete successfully for users, content, and advertising and other customers depends upon many factors both within and beyond the Company’s control, including:

●	the popularity, usefulness, ease of use, performance and reliability of the Thumzup® App and services compared to those of competitors;

●	the ability, in and of itself as well as in comparison to the ability of competitors, to develop new apps, other products and services and enhancements to then existing apps, products and services;

●	the Company’s ad targeting and measurement capabilities, and those of its competitors;

●	the size, composition and level of engagement of the Thumzup® App user communities relative to those of the Company’s competitors;

●	the Company’s marketing and selling efforts, and those of its competitors;

●	the pricing of the Thumzup® Apps and services relative to those of its competitors;

●	the actual or perceived return the Company’s customers receive from the deployment of the Thumzup® Apps within the user communities relative to returns from the Company’s competitors; and

●	the Company’s reputation and brand strength relative to its competitors.

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Problems in the market that Thumzup® solves

According to Inc. Magazine, in 2019, JetBlue Airways did a promotion where it offered free travel to people in exchange for posting about JetBlue on social media. The promotion was deemed not to be a success because many of the people reportedly deleted the posts after claiming the reward. JetBlue had no platform for tracking the influencers and holding them accountable. The Thumzup® Platform allows Advertisers to limit and or cap their advertising spend, as well as allowing the Advertiser to approve individual posts prior to the Creator being paid.

Employees

As of October 17, 2022, The Company has four (4) full-time employees and independent contractors, 8 part-time marketing and sales independent contractors, and has retained an outsourced management consultant, who on a part-time basis performs accounting and financial reporting services on the Company’s behalf. The Company also utilizes the services of approximately seven (7) part-time software developers. All of these software developers are third-party contractors and are located outside the United States.

Legal Proceedings

From time to time, the Company may become involved in litigation or other legal proceedings. The Company is not currently a party to any litigation or legal proceedings. Regardless of outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

DESCRIPTION OF PROPERTY

The Company does not own or lease any real property as of the date of this Offering Circular.

[1]https://www.inc.com/erik-sherman/jetblues-genius-and-horrifying-promotion-turn-your-instagram-account-into-an-ad-for-them.html

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION OF THE ISSUER

INTRODUCTION

Thumzup Media Corporation (“Thumzup” or “Company”) was incorporated on October 27, 2020, under the laws of the State of Nevada, and its headquarters is located in Los Angeles. The Company’s primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. Thumzup mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes a proprietary mobile app (“App”). The App generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

The Thumzup App enables users to select a brand they want to post about on social media. Once the Thumzup user selects the brand and takes a photo (using the App), the App will post the photo and a caption to the user’s social media account(s). As of the date of this filing, Instagram is the Company’s initial social media platform that is being used, due to its wide acceptance and its great functionality using photographs. The Company expects to add other social media platforms in the future. For the advertiser, the Thumzup system enables brands to get real people to promote products to their friends, rather than displaying banner ads that consumers now mostly ignore, or contracting with expensive professional influencers. The Company has recorded nominal revenues during the first nine months of 2022 and continues with the development of enhancements to its App and marketing efforts.

The Thumzup App was launched in November 2021 in a limited capacity. To date our clients have paid more than 104 creators between $3.00 and $10.00 each to post about our initial advertisers. More than 1,145 posts have been made by our creators.

As of November 14, 2022, the Company has sufficient funds to operate for the next twelve months. The Company anticipates raising additional capital to expand sales to new Advertisers, expand acquiring new Creators and to improve and further develop the technology.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

OVERVIEW

The Company was formed in October 2020 and have not yet established profitable operations and have generated minimal revenue. For the nine months ended September 30, 2022 and 2021, the Company incurred $792,445 and $529,758 in net losses, respectively, due primarily to software research and development expenses in both periods.

GOING CONCERN

The accompanying financial statements in Part F/S have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds not provided by operations through loans or through sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company is a beginning revenue, software and services company that has relied on short-term debt and equity funding for its operations. At September 30, 2022 and December 31, 2021, the Company had a cash balance of $1,099,761 and $424,445, respectively, and the Company used $851,984 to fund operating activities for the nine months ended September 30, 2022. The Company may need to raise additional funding and manage expenses in order to continue as a going concern.

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RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

The following table set forth certain selected unaudited statement of operations data for the nine months ended September 30, 2022 and 2021.

	2022	2021
Revenues	$6,524	$—
Operating expenses	790,083	516,715
Loss from operations	(783,559)	(516,715)
Net loss from continuing operations	(792,445)	(529,758)
Net loss per common share	$(0.13)	$(0.09)

Revenues

The Company recognized $6,524 and $0 of revenue during the nine months ended September 30, 2022 and 2021, respectively due to the release of its App during the fourth quarter of 2021, thus, no revenues were recognized in the comparable period of 2021.

Operating expenses

For the nine months ended September 30, 2022, the Company recognized a total of $790,083 in operating expenses. The operating expenses were comprised of $412,477 in software research and development expenses, $130,107 in marketing expenses, $243,979 in general and administrative expenses and $1,620 in depreciation expense.

The Company is expanding its advertising and marketing efforts to drive revenues and increased expenses in this area by approximately $126,000 for the nine months ending September 30, 2022 compared to the nine months ending September 30, 2021.

General and administrative expenses increased over the prior year period by approximately $207,000 due to increased legal and accounting of approximately $97,000, increased consulting expenses of approximately $21,000, increased travel costs in capital raise efforts of approximately $32,000, increased transfer agent fees due to active trading for the full nine months of 2022 of approximately $11,000, increased administrative contract services to a full-time basis of approximately $31,000 and increased office supplies and software subscriptions of approximately $15,000.

For the nine months ended September 30, 2021, the Company recognized a total of $516,715 in operating expenses. The operating expenses were comprised of $474,445 in software research and development expenses, $4,003 in marketing expenses, $37,071 in general and administrative expenses and $1,196 in depreciation expense.

Other expenses

For the nine months ended September 30, 2022 the Company had $8,886 in interest expense related to the senior secured convertible promissory notes. For the same period in 2021 the Company recorded interest expense of $13,043 related to the senior secured convertible promissory notes.

Net Loss and net loss from operations

The Company realized a net loss from operations of $783,559 and $516,715 for the nine months ended September 30, 2022 and 2021, respectively. The net loss for the same periods was $792,445 and $529,758, respectively.

Liquidity and capital resources

As of September 30, 2022, the Company had cash of $1,099,761 compared to cash of $424,445 as of December 31, 2021.

As of September 30, 2022 and December 31, 2021, the Company had an accumulated deficit of $1,655,388 and $862,942, respectively.

For the nine months ending September 30, 2022 and 2021, the Company’s operations resulted in net cash used of $851,984 and $573,356, respectively.

Net cash used in in investing activities for the nine months ended September 30, 2022 and 2021 was $0 and $6,449 used to purchase computer equipment and to acquire intangible assets, Trademark, of $2,098.

Net cash provided by financing activities was $1,527,300 and $724,500 for the nine months ended September 30, 2022 and 2021, respectively, due mainly to capital raised from accredited investors in both periods. The Company continues its capital raise efforts and believes it has sufficient cash on hand to fund its operations for the next twelve months.

Inflation

The Company’s results of operations have not been affected by inflation and management cannot predict the impact, if any, inflation might have on its operations in the future.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors:

Name	Position	Age	Term of Office	Approx. Hrs. Per Week
Robert Haag	Director	57	June 1, 2022 – Present	5
Robert Steele	Chief Executive Officer, President, Secretary, Treasurer	56	October 2020 – Present	Full Time

Officers:

Name	Position	Age	Term of Office	Approx. Hrs. Per Week
Robert Steele	Chief Executive Officer, President, Secretary, Treasurer	56	October 2020 – Present	Full Time

Directors’ and Officers’ Biographical Information:

The Bylaws provide that the Company shall be managed by a Board of at least one (1) and up to five (5) Directors. As of the date of this Offering Circular, there are two sitting Directors.

Robert Haag: Director

Robert Haag is the Managing Member and sole owner of Westside Strategic Partners LLC, which is an investor in the Company. Since 2012, Mr. Haag has been a Managing Director of IRTH Communications, LLC, which provides financial communications services, and strategic consulting to its clients. He was previously employed in the brokerage, investment banking industries from about 1993 – 2001 and formerly held the Series 7, 24 and 63 licenses.

Based in Asia from 2008-2012, he held senior positions with an investment fund and also an investment bank based in Saigon, Vietnam in 2008. From 2009-2012 he served as Managing Director of Asia for IRTH Communications, LLC and was based out of Shanghai, China. From approximately 2002 -2007 he was Director of Speculative Investments at KMVI, a family office / holding company which invested in restaurants, oil, private equity, publicly traded companies, real estate and a wide array of other industries. While at KMVI, he was also President and CEO of Utopia Optics (majority owned by KMVI), an eyewear and apparel company focused on consumers in the action sports markets. Mr. Haag graduated from Hamilton College with a Bachelor of Arts in History in 1988.

Robert Steele: Chief Executive Officer, President, Secretary, Treasurer, Director

Mr. Steele is the Chief Executive Officer and a director of Thumzup Media Corporation. From October 2019 until present Mr. Steele has operated a consulting business that has provided investor relations, financial, sales and marketing consulting services to various clients. Mr. Steele was the Director of Client Positioning at IRTH Communications, LLC from January 2017 to September 2019. From May 2016 through December 2016 Mr. Steele was an independent consultant rendering sales, marketing and investor relations services. From January 2010 to May 2016 Mr. Steele was the President of Rightscorp, Inc. While at Rightscorp, Mr. Steele designed and deployed patented intellectual property software as a service (SaaS) tools that were used by major brands like Warner Bros. to protect their intellectual property. As President of Rightscorp, Mr. Steele led the design of the software used by clients like Sony/ATV and BMG. BMG successfully used Mr. Steele’s technology to win a landmark $25 million judgment against Cox Communications for copyright infringement. Mr. Steele holds a BS in Electronic and Computer Engineering from George Mason University.

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Legal Proceedings Disclosure

There are no legal proceedings that require disclosure regarding the Directors and Officers of the Company including bankruptcy, receivership, criminal, or other matters.

Family Relationship Disclosure

There are no family relationships to disclose.

COMPENSATION OF DIRECTORS AND OFFICERS

Name	Capacities in which Compensation was Received	Cash Compensation	Other Compensation (Cash Value)	Total Compensation
Robert Haag	Director	$4,000.00 (per year)	Not Applicable	$4,000.00
Robert Steele	CEO	$60,000.00 (per year)	Not Applicable	$60,000.00

Increases to Compensation

There are currently no open stock awards subject to vesting.

There are no current planned increases to compensation for the Director, Robert Haag, at this time.

Robert Steele, CEO, President, Secretary, and Treasurer is compensated $5,000 per month for his services as Chief Executive Officer of the Company, commencing on October 1, 2022. Mr. Steele is not compensated for his services as a director of the Company.

Aggregate Compensation to Directors

The Company paid an aggregate of $1,000.00 to one of its Directors, Robert Haag, over the past fiscal year. There is a total of two (2) Directors.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Title of Class	Name	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Common Stock	Westside Strategic Partners LLC[1]	244,645 shares	25,185 shares of Series A Preferred Convertible Voting Stock (convertible into 377,775 shares)	7.82%[2]
Common Stock	Danny Lupinelli	1,500,000 shares	-	24.5%
Common Stock	Robert Steele	3,400,000 shares	-	53.83%

1 Robert Haag, a Director of the Company, is the Managing Member and sole owner of Westside Strategic Partners, LLC.

2 Assumes conversion of shares of Series A Preferred Convertible Voting Stock.

Lockup Agreements

On September 21, 2022, Robert Steele, and Danny Lupinelli entered into Lockup Agreements (the “Lockup Agreement’) with holders of the Series A Preferred Convertible Stock over the ownership of their securities. Other than with respect to certain issuances, without the prior consent of 51% of the holders of the Series A Preferred Convertible Stock of the Company, will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On November 19, 2020, Westside Strategic Partners, LLC, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, purchased a convertible note in the principal amount of $50,000 convertible for $50,000 in consideration. The convertible note was converted into common stock and preferred shares on September 28, 2022 and the note is now retired.

On March 16, 2021, Westside Strategic Partners, LLC, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 25,000 shares of Common Stock at $1.00 per share for a subscription in the amount of $25,000.

On January 7, 2022, Westside Strategic Partners, LLC, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 33,334 shares of Common Stock at $1.50 per share for a subscription in the amount of $50,000.

On July 7, 2022, Westside Strategic Partners, LLC, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 16,667 shares of Common Stock at $3.00 per share for a subscription in the amount of $50,000.

On September 27, 2022, Westside Strategic Partners, LLC, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 2,223 shares of our Series A Preferred Stock at $45 per share for a subscription in the amount of $100,000.

On September 28, 2022, Westside Strategic Partners, LLC, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, exchanged convertible debt in the amount of $37,887.16 in principal and accrued interest for 22,962 shares of Series A Preferred Stock.

On September 28, 2022, Westside Strategic Partners, LLC, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 169,644 shares of Common Stock for the conversion of debt in the amount of $18,660.88 in principal and accrued interest.

On June 29, 2022, Robert Steele, our Chief Executive Officer and a Director, sold 100,000 shares of Common Stock for $30,000.00 in a private transaction to an accredited investor.

On November 18, 2022, the Company entered into a Media Relations Services Agreement (the “Media Relations Services Agreement”) with Elev8 New Media, LLC (“Elev8”), of which one of our directors, Robert Haag, is a member and one of our investors Andrew Haag is also a member. Under the terms of the agreement, the Company will pay Elev8 $6,500 per month for six months and the Media Relations Services Agreement will automatically renew into consecutive monthly periods unless either party provides 30 days written notice of cancellation. This price is a discounted rate off Elev8’s normal monthly price of $9,500 per month.

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DESCRIPTION OF THE SECURITIES

The Company’s authorized capital stock consists of 250,000,000 Shares of Common Stock, par value $0.001 per Share, 25,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 1,000,000 have been designated as Series A Preferred Convertible Voting stock. As of October 17, 2022, 7,106,333 Shares of Common Stock and 113,154 shares of Series A Preferred Convertible Voting stock were issued and outstanding. All outstanding shares of the Company’s Common Stock and Series A Preferred Convertible Voting Stock are duly authorized, validly issued, fully-paid and non-assessable. As of the date of this Offering Circular, only shares of Common Stock and Series A Preferred Convertible Voting Stock are outstanding.

The following summarizes the rights of holders of the Common Stock:

Voting Rights

A holder of Common Stock is entitled to one vote per Share on all matters to be voted upon generally by the Shareholders and are not entitled to cumulative voting for the election of Directors or other matters.

Dividends

Subject to preferences that may apply to shares of Preferred Stock outstanding, the holders of Common Stock are entitled to receive lawful dividends as may be declared by the Company’s Board of Directors.

Liquidation Rights

Upon the Company’s liquidation, dissolution or winding up, the holders of Shares of Common Stock are entitled to receive a pro rata portion of all the Company’s assets remaining for distribution after satisfaction of all of its liabilities and the payment of any liquidation preference of any outstanding preferred stock.

Preemptive Rights

The Common Stock does not include preemptive rights.

Conversion Rights

The Common Stock does not include conversion rights.

Redemption Provisions

The Common Stock does not include redemption provisions.

Sinking Fund Provisions

The Common Stock does not include sinking fund provisions.

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Liability to Further Calls or to Assessment by the Issuer

None of the Company’s securities are liable to further calls or assessment by the Company.

Any Classification of the Board of Directors, and the Impact of Classification Where Cumulative Voting is Permitted or Required

There is no classification of the Board of Directors.

Restrictions on Alienability of Securities Being Offered

No such restrictions apply.

Any Provision Discriminating Against Any Existing or Prospective Holder of Such Securities as a Result of Such Securityholder Owning a Substantial Amount of Securities

No such provision applies.

Any Rights of Holders That May Be Modified Otherwise Than By a Vote of a Majority or More of the Shares Outstanding, Voting as a Class

Any provision of the Company’s Bylaws may be altered, amended or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

The following summarizes the rights of holders of the Series A Preferred Convertible Voting Stock:

Voting Rights

Subject to the provisions of Section 4 of the Certificate of Designation, each holder shall have the right, at any time and from time to time, at such holder’s option, to convert any or all of such holder’s shares of Series A Preferred into the number of shares of Common Stock as set forth herein. Each share of Series A Preferred initially converts into 15 shares of Common Stock (the “Conversion Rate”) at a reference rate of $3.00 per share of Common Stock (the “Reference Rate”) subject to adjustments set forth in Sections 4(g) and (h) of the Certificate of Designation.

Dividend Rights

The holders of Series A Preferred shall be entitled to receive, in cash or in-kind at Company’s election, in an amount equal to $3.50 per share. If paid in kind, the dividend shall be in shares of Series A Preferred (the “Dividend Shares”) valued at the $45.00 per share of Series A Preferred (the “Purchase Price”) unless the closing price of the Common Stock on the Trading Day prior to the issuance of the dividend is below the Reference Rate, in which case the Dividend Shares shall be valued at the Purchase Price adjusted pursuant to the formula set forth in Section 3 of the Certificate of Designations.

Conversion/Liquidation Rights

In the event of a liquidation event, holders of Series A Preferred shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution, to its stockholders before any amount shall be paid to the holders of any common shares, an amount equal to $45 per share of Series A Preferred plus any accrued dividends and interest.

Under the Certificate of Designations, at no time may all or a portion of the Series A Preferred be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock that would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that, upon the holder providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the holder would like to waive Section 4(f) of the Certificate of Designations with regard to any or all shares of Common Stock issuable upon conversion of the Series A Preferred, Section 4(f) will be of no force or effect with regard to all or a portion of the Series A Preferred referenced in the 4.99% Waiver Notice but shall in no event waive the 9.99% Beneficial Ownership Limitation (the “9.99% Beneficial Ownership Limitation”).

46

THUMZUP MEDIA CORPORATION

SEPTEMBER 30, 2022

INDEX - Financial Statements (Unaudited)

47

Thumzup Media Corporation

Balance Sheets

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,099,761	$424,445
Prepaid expenses	123,838	-
Total current assets	1,223,599	424,445

Property and equipment, net	3,093	4,713
TOTAL ASSETS	$1,226,692	$429,158

LIABILITIES & STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$32,256	$34,313
Senior Secured Convertible Promissory Notes	-	215,000
Total current liabilities	32,256	249,313

Total liabilities	32,256	249,313

Stockholders’ equity
Preferred stock, $0.001 par value, 24,000,000 shares authorized; no shares issued and outstanding, respectively	-	-
Preferred Series A, $0.001 par value, 1,000,000 shares authorized; 113,154 and 0 shares issued and outstanding, respectively	113	-
Common stock, $0.001 par value, 250,000,000 shares authorized; 7,106,333 and 6,037,836 shares issued and outstanding, respectively	7,106	6,038
Additional paid-in capital	2,842,605	1,036,749
Accumulated deficit	(1,655,388)	(862,942)
Total stockholders’ equity	1,194,436	179,845
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,226,692	$429,158

The accompanying unaudited notes are an integral part of these financial statements and should be read in conjunction with these unaudited financial statements.

F-1

Thumzup Media Corporation

Statements of Operation

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021

Total revenue	$1,632	$-	$6,524	$-

Operating expenses:
Cost of revenue	1,900	-	1,900	-
Sales and marketing	64,748	1,882	130,107	4,003
Research and development	126,479	268,115	412,477	474,445
General and administrative	100,900	19,448	243,979	37,071
Depreciation expense	540	720	1,620	1,196
Total operating expenses	294,567	290,165	790,083	516,715
(Loss) income from operations	(292,935)	(290,165)	(783,559)	(516,715)

Other income (expenses)
Interest (expense)	-	(5,829)	(8,886)	(13,043)
Total other income (expenses)	-	(5,829)	(8,886)	(13,043)

Net income (loss) before income taxes	(292,935)	(295,994)	(792,445)	(529,758)
Provision for income taxes	-	-	-	-
Net (loss)	$(292,935)	$(295,994)	$(792,445)	$(529,758)

Earnings per common share - Basic and diluted	$(0.05)	$(0.06)	$(0.13)	$(0.09)

Weighted average common shares outstanding -Basic and diluted	6,444,547	5,367,274	6,156,567	5,616,704

The accompanying unaudited notes are an integral part of these financial statements and should be read in conjunction with these unaudited financial statements.

F-2

Thumzup Media Corporation

Statement of Stockholders’ Equity

September 30, 2022

					Additional		Total Retained
	Preferred Series A		Common Stock		Paid-in	Accumulated	Earnings/
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
For the Three Months Ended September 30, 2022 and 2021

Balance at June 30, 2022	-	$-	6,315,670	$6,316	$1,758,852	$(1,362,452)	$402,716

Preferred Series A issued for cash	17,558	18			789,982		790,000
Preferred Series A issued for conversion of notes and accrued interest	95,596	96			157,638		157,733
Common Stock issued for cash			11,000	11	32,989	-	33,000
Common Stock issued for services			2,000	2	18,378	-	18,380
Common Stock issued for conversion of notes and accrued interest			777,663	778	84,765		85,543
Net Loss						(292,935)	(292,935)
				(1)		(1)	(1)
Balance at September 30, 2022	113,154	$113	7,106,333	$7,106	$2,842,604	$(1,655,388)	$1,194,436

Balance at June 30, 2021	-	$-	5,754,500	$5,755	$718,745	$(239,450)	$485,050
Net Loss						(295,994)	(295,994)

Balance at September 30, 2021	-	$-	5,754,500	$5,755	$718,745	$(535,444)	$189,056

For the Nine Months Ending September 30, 2022 and 2021

Balance at December 31, 2021	-	$-	6,037,836	$6,038	$1,036,749	$(862,942)	$179,845

Preferred Series A issued for cash	17,558	18			789,982		790,000
Preferred Series A issued for conversion of notes and accrued interest	95,596	96			157,638		157,733
Common Stock issued for cash			286,834	286	736,714		737,000
Common Stock issued for services			4,000	4	36,756		36,760
Common Stock issued for conversion of notes and accrued interest			777,663	778	84,765		85,543
Net Loss						(792,445)	(792,445)
						(1)
Balance at September 30, 2022	113,154	$113	7,106,333	$7,106	$2,842,604	$(1,655,388)	$1,194,436

Balance at December 31, 2020			5,000,000	$5,000	$(5,000)	$(5,687)	$(5,687)
Common stock issued for services			30,000	30	(30)	-	-
Common stock issued for cash			724,500	725	723,775	-	724,500
Net loss						(529,758)	(529,758)
						1	1
Balance at September 30, 2021	-	$-	5,754,500	$5,755	$718,745	$(535,444)	$189,056

The accompanying unaudited notes are an integral part of these condensed unaudited financial statements.

F-3

Thumzup Media Corporation

Statements of Cash Flows

For The Nine Months Ending September 30,

(unaudited)

	2022	2021
Cash flows from operating activities
Net loss	$(792,445)	$(529,758)
Depreciation expense	1,620	1,196
Stock issued for services	36,760	-
Interest expense converted to stock	8,886	-
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(123,838)	(103,350)
Other assets	-	7,214
Accounts payable and accrued expenses	17,033	51,342
Net cash used in operating activities	(851,984)	(573,356)
Cash flows from investing activities
Purchase of property and equipment	-	(6,449)
Purchase of intangible assets, Trademarks	-	(2,098)
Net cash used in investing activities	-	(8,547)
Cash flows from financing activities
Proceeds from sale of common stock	737,000	724,500
Proceeds from loan – related party	300	-
Proceeds from sale of preferred Series A	790,000	-
Net cash provided by financing activities	1,527,300	724,500

Net (decrease) increase in cash	675,316	142,597
Cash at the beginning of the period	424,445	101,317
Cash at the end of the period	$1,099,761	$243,914

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Supplemental disclosures of noncash financing activities:
Preferred Series A issued for conversion of notes payable	$157,733	$-
Common stock issued for conversion of notes payable and accrued interest	$85,543	$-

The accompanying unaudited notes are an integral part of these financial statements and should be read in conjunction with these unaudited financial statements.

F-4

Thumzup Media Corporation

Notes to the Condensed Financial Statements (Unaudited)

September 30, 2022

Note 1 - Business Organization and Nature of Operations

Thumzup Media Corporation (“Thumzup” or “Company”) was incorporated on October 27, 2020, under the laws of the State of Nevada, and its headquarters is located in Los Angeles. The Company’s primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. Thumzup mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes a proprietary mobile app (“App”). The App generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

The Thumzup App enables users to select a brand they want to post about on social media. Once the Thumzup user selects the brand and takes a photo (using the App), the App will post the photo and a caption to the user’s social media account(s). As of the date of this filing, Instagram is the Company’s initial social media platform that is being used, due to its wide acceptance and its great functionality using photographs. The Company expects to add other social media platforms in the future. For the advertiser, the Thumzup system enables brands to get real people to promote products to their friends, rather than displaying banner ads that consumers now mostly ignore, or contracting with expensive professional influencers. The Company has recorded nominal revenues during the first nine months of 2022 and continues with the development of enhancements to its App and marketing efforts.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited condensed financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year.

Use of Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of expenses during the reported period. These assumptions and estimates could have a material effect on the financial statements. Actual results may differ materially from those estimates. The Company’s management periodically reviews estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause the Company to revise these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, demand deposits and short-term investments with original maturities of three months or less when purchased. As of September 30, 2022 and December 31, 2021, the Company’s cash and cash equivalents were $1,099,761and $424,445, respectively.

F-5

Prepaid Expenses

Prepaid expenses consist prepaid professional fees related to a scheduled filing and other receivables of $123,838 and $0 at September 30, 2022 and December 31, 2021, respectively.

Property and Equipment

Property and equipment, which consists of computer equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives. Ordinary repair and maintenance costs are included in general and administrative expenses on our statement of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

The estimated useful life for computer equipment is three years. We periodically evaluate the appropriateness of remaining depreciable lives assigned to computer equipment. Depreciation expense for the nine months ended September 30, 2022 and 2021 was $1,620 and $476, respectively.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as we fulfill our obligations under each of our agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company realizes revenue upon the fulfillment of its performance obligations to customers. As of September 30, 2022 and December 31, 2021, the Company had deferred revenue of $2,863and $0, respectively, for contracts under which the customer had paid for and the Company had not yet delivered.

Research and Development Costs

Research and development expenses primarily consist of outside contractor costs related to engineering, design and development of a working prototype ThumzupTM App. Generally accepted accounting principles define research costs as a planned search or investigation to discover new knowledge with the hope that the results will eventually be useful in creating new products or services or significant improvements in existing products or services. Capitalization of research and development costs for software begins upon the establishment of technological feasibility, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. For the nine months ended September 30, 2022 and 2021, research and development costs for software were expensed when incurred as they related to the initial product development stage for our ThumzupTM App.

F-6

Income Taxes

The Company utilizes the asset and liability approach to measure deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with ASC 740. ASC 740 considers the differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rate is recognized as income or expense in the period that includes the enactment date of that rate.

The Company has an accumulated deficit of approximately $1,655,388 as of September 30, 2022, and at the current corporate tax rate of 21% results in an estimated net operating loss (“NOL”) of $348,000. The Company has no income tax effect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding the realization of such tax assets.

Note 3 – Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds not provided by operations through loans or through sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company is a beginning revenue, software and services company that has relied on short-term debt and equity funding for its operations. At September 30, 2022 and December 31, 2021, the Company had a cash balance of $1,099,761 and $424,445, respectively. The Company used $851,984 to fund operating activities for the nine months ended September 30, 2022 and had an accumulated deficit of $1,655,388.

During the third quarter ended September 30, 2022, the Company sold 17,558 shares of its Series A Preferred stock and received proceeds of $790,000.

Note 4 - Senior Secured Convertible Promissory Notes

On November 19, 2020, the Company issued $215,000 in Senior Secured Convertible Promissory Notes (“Senior Notes”). The Senior Notes mature on November 21, 2022 and accrue interest at eight (8%) per year. Accrued interest may be paid quarterly or converted in to shares of common stock.

The Company’s borrowings are subject to a Note Purchase and Security Agreement (“Agreement”) which, among other things, contains certain covenants. In accordance with the Agreement, the Company secures the Senior Notes with all of the Company’s intellectual property now or hereafter owned or created by or on behalf of the Company’s founding shareholders to operate the Company’s business.

The Company may prepay all or any portion of the Senior Notes, after providing 30 days prior written notice, at the Company’s option, pro rata to each Holder, by paying one hundred thirty percent (130%) of (1) the then outstanding principal amount plus (2) accrued and unpaid interest on that principal amount. If pre-payment is offered, the Holders may elect to convert into shares of common stock instead of accepting pre-payment. In the event the Company repays the Senior Notes, a Holder, shall have a right, for a period of 12 months from such repayment date, to acquire up to that number of shares of common stock of the Company that results from dividing the principal amount of prepaid Note by $0.11 per share, which will be adjusted for any stock splits and recapitalizations.

At any time while the Senior Notes are outstanding, and at the sole option of a Holder, the Senior Notes may be converted into shares of the common stock of the Company, or any shares of capital stock or other securities of the Company into which such common stock shall hereafter be changed or reclassified.

F-7

A Holder is not entitled to convert any portion of the Senior Note in excess of that portion of the Senior Note upon conversion of which the sum of (1) the number of shares of common stock beneficially owned by the Holder and its affiliates and (2) the number of conversion shares issuable upon the conversion would result in beneficial ownership by a Holder and its affiliates of more than 4.50% of the then outstanding shares of Common Stock.

The per share conversion price into which principal and interest outstanding will be convertible into shares of common stock hereunder is $0.11 per share. The Agreement contains a protection feature (commonly referred to as a “Down Round”); whereupon any issuance by the Company of common stock, or a security that is convertible into common stock, at a price lower than a net receipt to the Company of $0.11 per share, then the conversion price will be adjusted to equal the lower price per share. The Company has accounted for the Down Round as a contingent beneficial feature and will record a benefit to a Holder, if and, when a conversion price adjustment occurs.

In September 2022 the Company entered into separate exchange agreements with the Holders of the Senior Secured Promissory Notes to allow the conversion of their notes and accrued interest into shares of preferred stock. In September 2022 the Holders of the Senior Secured Promissory Notes exercised their option to convert their notes and accrued interest of $85,543 into 777,663 shares of common stock, and $157,733 of notes and accrued interest were converted into 95,596 shares of Preferred Series A stock. The balance of the Senior Secured Promissory Notes and the associated accrued interest payable at September 30, 2022 was $0.

Note 5 – Shareholders’ Equity

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, par value $0.001 per share. On September 26, 2022 the Company submitted a Certificate of Designation to the Secretary of State of Nevada designating 1,000,000 shares of preferred stock as Series A Preferred. Each shareholder shall have the right, at any time and from time to time, at the shareholder’s option to convert any or all of such holder’s shares of Series A Preferred into the number of shares of Common Stock. Each share of Series A Preferred initially converts into 15 shares of Common Stock at a reference rate of $3.00 per share of Common Stock subject to adjustments.

The holders of Series A Preferred shall be entitled to receive, in cash or in-kind at Company’s election, in an amount equal to $3.50 per share. If paid in kind, the dividend shall be in shares of Series A Preferred (the “Dividend Shares”) valued at the $45.00 per share of Series A Preferred (the “Purchase Price”) unless the closing price of the Common Stock on the Trading Day prior to the issuance of the dividend is below the Reference Rate, in which case the Dividend Shares shall be valued at the Purchase Price adjusted pursuant to the formula set forth in Section 3 of the Certificate of Designations.

During September 2022, the Company entered into a Securities Purchase Agreement with five accredited investors. Pursuant to the Securities Purchase Agreements, the company sold 17,558 Shares of its Series A Preferred at $45.00 per preferred share and received gross proceeds of $790,000.

During September 2022, the Company issued 95,596 shares of its Series A Preferred upon conversion of the Senior Secured Promissory Notes and the associated accrued interest payable of $157,733. The balance of the Senior Secured Promissory Notes payable at September 30, 2022 and December 31, 2021 was $0 and $215,000, respectively.

Common Stock

The Company is authorized to issue 250,000,000 million shares of common stock, par value $0.001 per share. As September 30, 2022 and December 31, 2021, the Company had 7,106,333 and 6,037,836 shares issued and outstanding, respectively.

F-8

In August 2022, the Company sold 11,000 shares of common stock at $3.00 per share to accredited investors within the meaning of the federal securities laws in transactions exempt from registration under the Securities Act of 1933, as amended.

During September 2022, the Company issued 777,663 shares of its common stock upon conversion of the Senior Secured Promissory Notes and the associated accrued interest payable of $85,543. The balance of the Senior Secured Promissory Notes payable at September 30, 2022 and December 31, 2021 was $0 and $215,000, respectively.

During the nine months ended September 30, 2022, the Company sold 82,333 shares of common stock at $1.50 per share and 193,501 shares of common stock at $2.00 per share to accredited investors within the meaning of the federal securities laws in transactions exempt from registration under the Securities Act of 1933, as amended. The Company issued 2,000 shares of common stock to an outside consultant for services and recognized an expense of $18,380.

During the three nine ended September 30, 2021, the Company issued 30,000 shares of common stock to its legal counsel at par value per share of $0.001, pursuant to an engagement letter entered into in December 2020, and sold 724,500 shares of common stock at $1.00 per share to accredited investors within the meaning of the federal securities laws in transactions exempt from registration under the Securities Act of 1933, as amended. The Company received proceeds from the sales of $724,500.

Note 6 – Contingencies

COVID-19

The Company is subject to risks and uncertainties as a result of the COVID-19 pandemic. The severity of the impact of the COVID-19 pandemic on the Company’s business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and the extent and severity of the impact on the Company’s customers, service providers and suppliers, all of which are uncertain and cannot be predicted. As of the date of issuance of Company’s financial statements, the extent to which the COVID-19 pandemic may in the future materially impact the Company’s financial condition, liquidity or results of operations is uncertain.

Russia-Ukraine conflict

The Russian-Ukraine conflict is a global concern. The Company does not have any direct exposure to Russia or Ukraine through its operations, employee base, investments or sanctions. However, if the conflict escalates, it is unknown whether its direct or indirect effects may impact our business.

Note 7 – Subsequent Events

On October 1, 2022, the Company entered into an employment agreement with Robert Steele for his services as Chief Executive Officer. Under the terms of the employment agreement, Mr. Steele receives a salary of $5,000 per month.

From October 1 to November 7, 2022, the Company issued 3,335 shares of Series A Preferred stock for cash proceeds of $150,000.

On October 31, 2022, a majority of the shareholders of the Company adopted a resolution to increase the Company’s authorized capital from 100,000,000 to 275,000,000 of which consist of 250,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

On October 31, 2022, the Board and a majority of the shareholders adopted resolutions to grant discretionary authority to the Board to amend the Articles of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-10 (each, a “Reverse Stock Split”), provided that, the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-10.

On October 31, 2022, the Board and a majority of the shareholders adopted resolutions to grant discretionary authority to the Board to amend the Articles of Incorporation to effect one or more forward splits of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be increased at a ratio within the range from 2-for-1 up to 10-for-1 (each, a “Forward Stock Split”), provided that, the Company shall not effect Forward Stock Splits that, in the aggregate, exceed 10-for-1.

On November 4, 2022, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to authorize 275,000,000 shares of the Company, of which consist of 250,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

F-9

THUMZUP MEDIA CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

THUMZUP MEDIA CORPORATION

Index to Consolidated Financial Statement

December 31, 2021 and 2020

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Thumzup Media Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Thumzup Media Corporation (the Company) as of December 31, 2021 and 2020, and the related statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2021 and for the period October 27, 2020 (date of inception) to December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period October 27, 2020 (date of inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3 to the financial statements, the Company has yet to generate significant revenue, has incurred net losses and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
March 17, 2022

F-11

Thumzup™ Media Corporation

Balance Sheets

As of December 31,

	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$424,445	$101,317
Restricted cash	—	100,000
Prepaid expenses and other current assets	—	10,000
Total current assets	424,445	211,317

Property and equipment, net	4,713	—
TOTAL ASSETS	$429,158	$211,317

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Accrued liabilities	$34,313	$2,004
Senior Secured Convertible Promissory Notes	215,000	215,000
Total current liabilities	249,313	217,004

Total liabilities	249,313	217,004

Stockholders’ equity (deficit)
Common stock, $0.001 par value, 100,000,000 shares authorized; 6,037,836 and 5,000,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	6,038	5,000
Additional paid-in capital	1,036,749	(5,000)
Accumulated deficit	(862,942)	(5,687)
Total stockholders’ equity (deficit)	179,845	(5,687)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$429,158	$211,317

The accompanying notes are an integral part of these financial statements and should be read in conjunction with these financial statements.

F-12

Thumzup™ Media Corporation

Statements of Operation

	For the Year Ending December 31,	For the Period From October 27, 2020 (date of inception) to December 31,
	2021	2020
Total revenue	$2,446	$—
Operating expenses:
Sales and marketing	21,257	—
Research and development	716,524	2,732
General and administrative	102,698	1,051
Depreciation expense	1,736	—
Total operating expenses	842,215	3,783
(Loss) income from operations	(839,769)	(3,783)
Other income (expenses)
Interest (expense)	(17,486)	(1,904)
Total other income (expenses)	(17,486)	(1,904)
Net income (loss) before income taxes	(857,255)	(5,687)
Provision for income taxes	—	—
Net (loss)	$(857,255)	$(5,687)
Earnings per common share - Basic and diluted	$(0.16)	$(0.00)
Weighted average common shares outstanding -Basic and diluted	5,420,833	4,990,530

The accompanying notes are an integral part of these financial statements and should be read in conjunction with these financial statements.

F-13

Thumzup™ Media Corporation

Statement of Shareholders’ (Deficit) Equity

December 31, 2021

	Common Stock		Additional Paid-in	Accumulated	Total Retained Earnings/
	Shares	Amount	Capital	Deficit	(Deficit)

Balance at October 27, 2020 (date of inception)	—	$—	$—	$—	$—
					—
Issuance of Founders’ common stock	5,000,000	5,000	(5,000)	—	—

Net Loss	—	—	—	(5,687)	(5,687)

Balance at December 31, 2020	5,000,000	$5,000	$(5,000)	$(5,687)	$(5,687)

Common stock issued for advisory	30,000	30	(30)	—	—
Common Stock issued for investment	1,007,836	1,008	1,148,492	—	1,149,500
Offering costs	—	—	(106,713)	—	(106,713)
Net Loss	—	—	—	(857,255)	(857,255)

Balance at December 31, 2021	6,037,836	$6,038	$1,036,749	$(862,942)	$179,845

The accompanying notes are an integral part of these financial statements and should be read in conjunction with these financial statements.

F-14

Thumzup™ Media Corporation

Statement of Cash Flows

	For The Year Ending December 31,	For The Period from October 27, 2020 (date of inception) to December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(857,255)	$(5,687)
Depreciation expense	1,736	—
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	10,000	(10,000)
Other assets	—	—
Accounts payable and accrued expenses	32,308	2,004
Net cash used in operating activities	(813,211)	(13,683)
Cash flows from investing activities	—	—
Purchase of property and equipment	(6,449)	—
Net cash used in investing activities	(6,449)	—
Cash flows from financing activities
Proceeds from sale of common stock, net	1,042,788	—
Proceed from issuance of convertible notes payable	—	215,000
Net cash provided by financing activities	1,042,788	215,000

Net (decrease) increase in cash	223,128	201,317
Cash and restricted cash at the beginning of the year	201,317	—
Cash and restricted cash at the end of the year	$424,445	$201,317

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements and should be read in conjunction with these financial statements.

F-15

Thumzup™ Media Corporation

Notes to Financial Statements

December 31, 2021

Note 1 - Business Organization and Nature of Operations

Thumzup™ Media Corporation (“Thumzup™” or “Company”) was incorporated October 27, 2020, under the laws of the State of Nevada, and its headquarters is located in Carson City, Nevada. The Company is software company dedicated to building an influencer community around its mobile app (“App”). The App will generate scalable word-of-mouth product posts and recommendations for advertiser on social media and is designed to connect advertisers with individuals who are willing to promote their products online. The Company recognized its first revenues in December 2021.

The Thumzup™ App enables users to select a brand they want to post about on social media. Once the Thumzup™ user selects the brand and takes a photo (using the App), the App will post the photo and a caption to the user’s social media accounts. For the advertiser, the Thumzup™ system enables brands to get real people to promote their products to their friends, rather than displaying banner ads that people are tuning out.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation -

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-K.

Use of Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of expenses during the reported period. These assumptions and estimates could have a material effect on the financial statements. Actual results may differ materially from those estimates. The Company’s management periodically reviews estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause the Company to revise these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, demand deposits and short-term investments with original maturities of three months or less when purchased. The Company’s restricted cash consists of cash the Company is contractually obligated to maintain in accordance with the terms of its November 19, 2020 Note Purchase and Security Agreement (See note 4). The Company initially deposited $100,000 of the financing proceeds into an escrow with an attorney selected by the note Holders (See Note 4) to be used solely for costs associated with registering the Company’s shares issuable upon conversion of the notes. After legal and escrow costs, the balance may be used by the Company for general corporate purposes.

As of December 31, 2021 and 2020, the Company’s cash and cash equivalents consisted of $424,445 and $101,317, respectively, and $0 and $100,000, respectively, in restricted cash.

F-16

Prepaid Expenses

The Company’s prepaid expenses consists primarily of fees paid to legal counsel and accountants to assist in the registration of the Company’s common stock with the United States Securities Commission (“SEC”). As of December 31, 2021, the prepaid expenses were charged to respective expense accounts upon completion of the registration of the Company’s common stock with the SEC and had a $0 balance.

Property and Equipment

Property and equipment, which consists of computer equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives. Ordinary repair and maintenance costs are included in general and administrative expenses on our statement of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

The estimated useful life for computer equipment is three years. We periodically evaluate the appropriateness of remaining depreciable lives assigned to computer equipment. Depreciation expense for the year ended December 31, 2021 was $1,736.

Research and Development Costs

Research and development expenses primarily consist of outside contractor costs related to engineering, design and development of a working prototype Thumzup™ App. Generally accepted accounting principles define research costs as a planned search or investigation to discover new knowledge with the hope that the results will eventually be useful in creating new products or services or significant improvements in existing products or services. Capitalization of research and development costs for software begins upon the establishment of technological feasibility, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. For the years ended December 31, 2021 and 2020, research and development costs for software were expensed when incurred as they related to the initial product development stage for our Thumzup™ App.

Income Taxes

The Company utilizes the asset and liability approach to measure deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with ASC 740. ASC 740 considers the differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rate is recognized as income or expense in the period that includes the enactment date of that rate.

The Company has no tax positions as of December 31, 2021 and 2020 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes any interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. For the years ending December 31, 2021 and 2020, the Company recognized no interest and penalties.

F-17

Note 3 – Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds not provided by operations through loans or through sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company recognized its first revenues in December 2021. It relies on short-term debt and equity funding for its operations. At December 31, 2021 and 2020, the Company had a cash balance of $424,445 and $201,317, and the Company used $813,211and $13,683 to fund operating activities for the years ending December 31, 2021 and 2020, respectively. The Company raised approximately $1,042,788 in capital contributions (net of offering costs of $106,713) during 2021 and may need to raise additional funding and manage expenses in order to continue as a going concern.

Note 4 - Senior Secured Convertible Promissory Notes

On November 19, 2020, the Company issued $215,000 in Senior Secured Convertible Promissory Notes (“Senior Notes”). The Senior Notes originally matured on November 21, 2021 and accrue interest at eight (8%) per annum. Accrued interest maybe paid quarterly or converted in to shares of common stock. The note holders issued an extension of the due date on these notes to November 19, 2022.

The Company’s borrowings are subject to a Note Purchase and Security Agreement (“Agreement”) which, among other things, contains certain covenants. In accordance with the Agreement, the Company secures the Senior Notes with all of the Company’s intellectual property now or hereafter owned or created by or on behalf of the Company’s founding shareholders to operate the Company’s business. The Company’s founding shareholders stock (“Founders’ Stock”) is pledged as additional collateral to secure the terms and covenants of the Agreement and the other Financing Agreements. The Founders’ Stock is held in escrow with legal counsel selected by the Senior Note holders (“Holders”).

The founding shareholders (“Founders”) have agreed to take no salaries, consulting fees, loans or payment of any kind from the Company until after full satisfaction of each of the following conditions: (1) registration of the shares underlying the Senior Notes with the SEC” on Form S-1; (2) obtaining a trading symbol from FINRA or its successor; (3) listing of the Company’s shares of common stock (“Common Stock”) for trading on OTCQB or a national securities exchange such as Nasdaq; (4) completing an equity raise of at least $3 million at a pre-money valuation for the Company of at least $10 million; and (5) timely having made all periodic and other filings required of a “reporting” company with the SEC for a period of not less than 12 months.

The Company may prepay all or any portion of the Senior Notes, after providing 30 days prior written notice, at the Company’s option, pro rata to each Holder, by paying one hundred thirty percent (130%) of (1) the then outstanding principal amount plus (2) accrued and unpaid interest on that principal amount. If pre-payment is offered, the Holders may elect to convert into shares of Common Stock instead of accepting pre-payment. In the event the Company repays the Senior Notes, a Holder, shall have a right, for a period of 12 months from such repayment date, to acquire up to that number of shares of Common Stock of the Company that results from dividing the principal amount of prepaid Note by $0.11 per share, which will be adjusted for any stock splits and recapitalizations.

At any time while the Senior Notes are outstanding, and at the sole option of a Holder, the Senior Notes may be converted into shares of the Common Stock, at $0.001 par value per share of the Company, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified.

F-18

A Holder is not entitled to convert any portion of the Senior Note in excess of that portion of the Senior Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates and (2) the number of conversion shares issuable upon the conversion would result in beneficial ownership by a Holder and its affiliates of more than 4.50% of the then outstanding shares of Common Stock.

The per share conversion price into which principal and interest outstanding will be convertible into shares of Common Stock hereunder shall be equal to $0.11 cents per share. The Agreement contains a protection feature (commonly referred to as a “Down Round”); whereupon any issuance by the Company of Common Stock, or a security that is convertible into Common Stock, at a price lower than a net receipt to the Company of $0.11 per share, then the conversion price will be adjusted to equal the lower price per share. The Company has accounted for the Down Round as a contingent beneficial feature and will record a benefit to a Holder, if and, when a conversion price adjustment occurs.

Note 5 – Shareholders’ Equity

The Company is authorized to issue 100 million shares of common stock with a par value of $0.001 per share. As December 31, 2021 and 2020, the Company had 6,037,836 and 5,000,000 shares issued and outstanding, respectively. The shares were issued as follows: 3,500,000 shares to Robert Steele (Founder and CEO) and 1,500,000 shares to Daniel Lupinelli (Founder). The Founders’ common stock is pledged as collateral on the Senior Secured Convertible Promissory Notes (See Note 4). The Founders have agreed to take no salaries, consulting fees, loans or payment of any kind from the Company until after full satisfaction of each of the following conditions: (i) registration of the shares underlying the senior secured convertible promissory notes with the United States Securities Commission (“SEC”) on Form S-1; (ii) obtaining a trading symbol from FINRA or its successor,; (iii) listing of the Company’s shares of common stock for trading on OTCQB or a national securities exchange such as Nasdaq; (iv) completing an equity raise of at least $3 million at a pre-money valuation for the Company of at least $10 million; and (v) timely having made all periodic and other filings required of a “reporting” company with the SEC for a period of not less than 12 months.

The Company issued 30,000 shares of common stock to its legal counsel in January 2021, at par value per share of $0.001, pursuant to an engagement letter entered into in December 2020. During the year ended December 31, 2021, the Company sold 724,500 shares of common stock at $1.00 per share (par value $0.001 per share) and 283,336 shares of common stock at $1.50 per share (par value $0.001) to accredited investors within the meaning of the federal securities laws in transactions exempt from registration under the Securities Act of 1933, as amended.

Note 6 – Income Taxes

As of December 31, 2021, the Company has net operating loss carryforwards (“NOL”) of approximately $181,000, which is available to reduce future taxable income, for federal and state income taxes, respectively. The NOL is scheduled to expire in 2036.

The Company has an accumulated deficit of approximately $863,000 at the current federal tax rate of 21% results in the current NOL of $181,000 at December 31, 2021. The Company has no income tax effect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

The tax effect of the carry forwards that give rise to deferred tax assets at December 31, 2021 consists of the following:

Deferred tax benefit:
Net operating loss	$863,000
Total deferred income tax assets	863,000

Deferred income tax liabilities	—
Net deferred income tax benefits	863,000
Valuation allowance	(863,000)
Deferred tax asset, net of allowance	$—

Note 7 – Subsequent Events

The effects of the Covid-19 pandemic on the Company’s development and operations cannot be estimated. The Company continues the development of its products and services.

The Company received $123,500 from the sale of 72,335 shares of common stock to accredited investors within the meaning of the federal securities laws in transactions exempt from registration under the Securities Act of 1933, as amended, subsequent to December 31, 2021.

The Company has evaluated subsequent events from the balance sheet date through the date which the financial statements were available to be issued and determined there are no other events to disclose.

F-19

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation (Incorporated by reference from the Company’s Form S-1 filed June 23, 2021)

3.2	Certificate of Amendment to the Articles of Incorporation filed November 4, 2022 (Incorporated by reference from Exhibit 3.2 of the Company’s Form 1-A/A filed December 9, 2022)

3.3	Amended and Restated Bylaws (Incorporated by reference from Exhibit 3.3 of the Company’s Form 1-A/A filed December 9, 2022)

3.4	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series A Preferred Convertible Voting Stock (Incorporated by Reference from Exhibit 3.1 of the Current Report on Form 8-K filed on September 27, 2022)

4.1	Form of Subscription Agreement (Incorporated by reference from Exhibit 4.1 of the Company’s Form 1-A/A filed December 9, 2022)

10.1	Form of Stock Purchase Agreement (Incorporated by Reference from Exhibit 10.1 of the Annual Report on Form 10-K filed on March 17, 2022)

10.2	Form of Common Stock Financing Term Sheet (Incorporated by Reference from Exhibit 10.2 of the Annual Report on Form 10-K filed on March 17, 2022)

10.3	Form of Registration Rights Agreement (Incorporated by Reference from Exhibit 10.3 of the Annual Report on Form 10-K filed on March 17, 2022)

10.4	Form of Securities Purchase Agreement (Incorporated by Reference from Exhibit 10.1 of the Current Report on Form 8-K filed on September 27, 2022)

10.5	Form of Escrow Agreement (Incorporated by reference from Exhibit 10.5 of the Company’s Form 1-A/A filed December 9, 2022)

10.6	Employment Agreement by and between the Company and Robert Steele dated October 18, 2022 (Incorporated by reference from Exhibit 10.6 of the Company’s Form 1-A/A filed December 9, 2022)

11.1	Consent of Haynie & Company (Incorporated by reference from Exhibit 11 of the Company’s Form 1-A/A filed December 16, 2022)

12.1	Legal Opinion

*	To be filed by amendment.
**	Agreement with management or compensatory plan or arrangement

48

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on December 23, 2022.

Thumzup Media Corporation

By:	/s/ Robert Steele
Robert Steele, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert Steele
Robert Steele
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer), Director

Date: December 23, 2022

By:	/s/ Robert Haag
Robert Haag
Director

Date: December 23, 2022

49